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                            LOAN AND SECURITY AGREEMENT


                                    BY AND AMONG


                           STAR TELECOMMUNICATIONS, INC.
                          AND CERTAIN OF ITS SUBSIDIARIES

                                  AS THE OBLIGORS,

                                        AND

               THE FINANCIAL INSTITUTIONS THAT ARE IDENTIFIED HEREIN

                                  AS THE LENDERS,

                                        AND

                            FOOTHILL CAPITAL CORPORATION

                                      AS AGENT



                              DATED AS OF JUNE 9, 1999



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                                  TABLE OF CONTENTS


1.     DEFINITIONS AND CONSTRUCTION. . . . . . . . . . . . . . . . . . . . .1

1.1    Definitions.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
       1.2    Accounting Terms.. . . . . . . . . . . . . . . . . . . . . . 27
       1.3    Code.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
       1.4    Construction . . . . . . . . . . . . . . . . . . . . . . . . 27
       1.5    Schedules and Exhibits . . . . . . . . . . . . . . . . . . . 28

2.     LOAN AND TERMS OF PAYMENT.. . . . . . . . . . . . . . . . . . . . . 28

       2.1    Revolver Advances. . . . . . . . . . . . . . . . . . . . . . 28
       2.2    Term Loan. . . . . . . . . . . . . . . . . . . . . . . . . . 29
       2.3    Borrowing Procedures and Settlements . . . . . . . . . . . . 30
       2.4    Payments.. . . . . . . . . . . . . . . . . . . . . . . . . . 37
       2.5    Overadvances.. . . . . . . . . . . . . . . . . . . . . . . . 40
       2.6    Interest and Letter of Credit Fees:  Rates, Payments,
              and Calculations.. . . . . . . . . . . . . . . . . . . . . . 40
       2.7    Collection of Accounts . . . . . . . . . . . . . . . . . . . 41
       2.8    Crediting Payments; Float Charge . . . . . . . . . . . . . . 42
       2.9    Designated Account . . . . . . . . . . . . . . . . . . . . . 42
       2.10   Maintenance of Loan Account; Statements of Obligations.. . . 43
       2.11   Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
       2.12   Letters of Credit. . . . . . . . . . . . . . . . . . . . . . 43
       2.13   LIBOR Option.. . . . . . . . . . . . . . . . . . . . . . . . 46
       2.14   F/X Line.. . . . . . . . . . . . . . . . . . . . . . . . . . 49

3.     CONDITIONS; TERM OF AGREEMENT.. . . . . . . . . . . . . . . . . . . 52

3.1    Conditions Precedent to the Initial Extension of Credit.. . . . . . 52
       3.2    Conditions Subsequent to the Initial Extension of Credit.. . 55
       3.3    Conditions Precedent to all Extensions of Credit.. . . . . . 56
       3.4    Term.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
       3.5    Effect of Termination. . . . . . . . . . . . . . . . . . . . 56
       3.6    Early Termination by Borrower. . . . . . . . . . . . . . . . 57

4.     CREATION OF SECURITY INTEREST.. . . . . . . . . . . . . . . . . . . 57

4.1    Grants of Security Interests. . . . . . . . . . . . . . . . . . . . 57
       4.2    Negotiable Collateral. . . . . . . . . . . . . . . . . . . . 58
       4.3    Collection of Accounts, General Intangibles, and Negotiable
              Collateral.. . . . . . . . . . . . . . . . . . . . . . . . . 58
       4.4    Delivery of Additional Documentation Required; New Subsidiaries;
              Star Operating Sub; Allstar. . . . . . . . . . . . . . . . . 59
       4.5    Power of Attorney. . . . . . . . . . . . . . . . . . . . . . 59

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       4.6    Right to Inspect.. . . . . . . . . . . . . . . . . . . . . . 60
       4.7    Control Agreements.. . . . . . . . . . . . . . . . . . . . . 60

5.     REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . 61

5.1    No Encumbrances.. . . . . . . . . . . . . . . . . . . . . . . . . . 61
       5.2    Eligible Accounts. . . . . . . . . . . . . . . . . . . . . . 61
       5.3    Compliance With Laws, Etc. . . . . . . . . . . . . . . . . . 63
       5.4    Equipment. . . . . . . . . . . . . . . . . . . . . . . . . . 63
       5.5    Location of Inventory and Equipment. . . . . . . . . . . . . 63
       5.6    EBITDA for the 3 Month Period Ended April 30, 1999.. . . . . 63
       5.7    Location of Chief Executive Office; FEIN.. . . . . . . . . . 63
       5.8    Due Organization and Qualification; Subsidiaries.. . . . . . 63
       5.9    Due Authorization; No Conflict.. . . . . . . . . . . . . . . 64
       5.10   Litigation.. . . . . . . . . . . . . . . . . . . . . . . . . 65
       5.11   No Material Adverse Change.. . . . . . . . . . . . . . . . . 65
       5.12   Fraudulent Transfer. . . . . . . . . . . . . . . . . . . . . 66
       5.13   Employee Benefits. . . . . . . . . . . . . . . . . . . . . . 66
       5.14   Environmental Condition. . . . . . . . . . . . . . . . . . . 66
       5.15   Brokerage Fees.. . . . . . . . . . . . . . . . . . . . . . . 66
       5.16   Year 2000 Compliance.. . . . . . . . . . . . . . . . . . . . 66
       5.17   Intellectual Property. . . . . . . . . . . . . . . . . . . . 67
       5.18   Cable Agreements, IRUs, Leases, and Licenses.. . . . . . . . 67
       5.19   Material Agreements. . . . . . . . . . . . . . . . . . . . . 67
       5.20   Switching Standards. . . . . . . . . . . . . . . . . . . . . 68

6.     AFFIRMATIVE COVENANTS.. . . . . . . . . . . . . . . . . . . . . . . 68

6.1    Accounting System.. . . . . . . . . . . . . . . . . . . . . . . . . 68
       6.2    Collateral Reporting.. . . . . . . . . . . . . . . . . . . . 68
       6.3    Financial Statements, Reports, Certificates. . . . . . . . . 69
       6.4    Structuring Transactions.. . . . . . . . . . . . . . . . . . 71
       6.5    Return.. . . . . . . . . . . . . . . . . . . . . . . . . . . 71
       6.6    Title to Equipment.. . . . . . . . . . . . . . . . . . . . . 71
       6.7    Maintenance of Equipment.. . . . . . . . . . . . . . . . . . 71
       6.8    Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
       6.9    Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . 72
       6.10   No Setoffs or Counterclaims. . . . . . . . . . . . . . . . . 73
       6.11   Location of Equipment. . . . . . . . . . . . . . . . . . . . 73
       6.12   Compliance with Laws.. . . . . . . . . . . . . . . . . . . . 73
       6.13   Consents to Assignment Agreements. . . . . . . . . . . . . . 73
       6.14   Carrier Agreements, Cable Agreements, IRUs, Leases, and
              Licenses.. . . . . . . . . . . . . . . . . . . . . . . . . . 74
       6.15   Brokerage Commissions. . . . . . . . . . . . . . . . . . . . 74

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       6.16   Year 2000 Compliance.. . . . . . . . . . . . . . . . . . . . 74
       6.17   Projections. . . . . . . . . . . . . . . . . . . . . . . . . 74
       6.18   Corporate Existence, etc.. . . . . . . . . . . . . . . . . . 74
       6.19   Disclosure Updates.. . . . . . . . . . . . . . . . . . . . . 75
       6.20   Material Agreements. . . . . . . . . . . . . . . . . . . . . 75

7.     NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . 75

7.1    Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
       7.2    Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
       7.3    Restrictions on Fundamental Changes. . . . . . . . . . . . . 76
       7.4    Disposal of Assets.. . . . . . . . . . . . . . . . . . . . . 77
       7.5    Change Name. . . . . . . . . . . . . . . . . . . . . . . . . 77
       7.6    Guarantee. . . . . . . . . . . . . . . . . . . . . . . . . . 77
       7.7    Nature of Business.. . . . . . . . . . . . . . . . . . . . . 77
       7.8    Prepayments and Amendments.. . . . . . . . . . . . . . . . . 77
       7.9    Change of Control. . . . . . . . . . . . . . . . . . . . . . 77
       7.10   [Intentionally Omitted]. . . . . . . . . . . . . . . . . . . 77
       7.11   Distributions. . . . . . . . . . . . . . . . . . . . . . . . 78
       7.12   Accounting Methods.. . . . . . . . . . . . . . . . . . . . . 78
       7.13   Investments. . . . . . . . . . . . . . . . . . . . . . . . . 78
       7.14   Transactions with Affiliates.. . . . . . . . . . . . . . . . 78
       7.15   Suspension.. . . . . . . . . . . . . . . . . . . . . . . . . 78
       7.16   [Intentionally Omitted]. . . . . . . . . . . . . . . . . . . 78
       7.17   Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . 78
       7.18   Change in Location of Chief Executive Office; Inventory
              and Equipment with Bailees.. . . . . . . . . . . . . . . . . 79
       7.19   [Intentionally Omitted]. . . . . . . . . . . . . . . . . . . 79
       7.20   Financial Covenants. . . . . . . . . . . . . . . . . . . . . 79
       7.21   Capital Expenditures.. . . . . . . . . . . . . . . . . . . . 81
       7.22   Securities Accounts. . . . . . . . . . . . . . . . . . . . . 81
       7.23   New Material Contracts.. . . . . . . . . . . . . . . . . . . 81

8.     EVENTS OF DEFAULT.. . . . . . . . . . . . . . . . . . . . . . . . . 82

9.     THE LENDER GROUP'S RIGHTS AND REMEDIES. . . . . . . . . . . . . . . 84

       9.1    Rights and Remedies. . . . . . . . . . . . . . . . . . . . . 84
       9.2    Remedies Cumulative. . . . . . . . . . . . . . . . . . . . . 87

10.    TAXES AND EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . 87

11.    WAIVERS; INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . 88

       11.1   Demand; Protest; etc.. . . . . . . . . . . . . . . . . . . . 88

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       11.2   The Lender Group's Liability for Collateral. . . . . . . . . 88
       11.3   Indemnification. . . . . . . . . . . . . . . . . . . . . . . 88

12.    NOTICES.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 89

13.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. . . . . . . . . . . . . 90

14.    ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS. . . . . . . . . . . . . 90

       14.1   Assignments and Participations.. . . . . . . . . . . . . . . 90
       14.2   Successors.. . . . . . . . . . . . . . . . . . . . . . . . . 93

15.    AMENDMENTS; WAIVERS.. . . . . . . . . . . . . . . . . . . . . . . . 94

       15.1   Amendments and Waivers.. . . . . . . . . . . . . . . . . . . 94
       15.2   No Waivers; Cumulative Remedies. . . . . . . . . . . . . . . 95

16.    AGENT; LENDER GROUP.. . . . . . . . . . . . . . . . . . . . . . . . 95

       16.1   Appointment and Authorization of Agent.. . . . . . . . . . . 95
       16.2   Delegation of Duties.. . . . . . . . . . . . . . . . . . . . 96
       16.3   Liability of Agent - Related Persons.. . . . . . . . . . . . 96
       16.4   Reliance by Agent. . . . . . . . . . . . . . . . . . . . . . 97
       16.5   Notice of Default or Event of Default. . . . . . . . . . . . 97
       16.6   Credit Decision. . . . . . . . . . . . . . . . . . . . . . . 98
       16.7   Costs and Expenses; Indemnification. . . . . . . . . . . . . 98
       16.8   Agent in Individual Capacity.. . . . . . . . . . . . . . . . 99
       16.9   Successor Agent. . . . . . . . . . . . . . . . . . . . . . . 99
       16.10  Lender in Individual Capacity. . . . . . . . . . . . . . . .100
       16.11  Withholding Tax. . . . . . . . . . . . . . . . . . . . . . .100
       16.12  Collateral Matters.. . . . . . . . . . . . . . . . . . . . .102
       16.13  Restrictions on Actions by Lenders; Sharing of Payments. . .103
       16.14  Agency for Perfection. . . . . . . . . . . . . . . . . . . .103
       16.15  Payments by Agent to the Lenders.. . . . . . . . . . . . . .103
       16.16  Concerning the Collateral and Related Loan Documents.. . . .104
       16.17  Field Audits and Examination Reports; Confidentiality;
              Disclaimers by Lenders; Other Reports and Information. . . .104
       16.18  Several Obligations; No Liability. . . . . . . . . . . . . .105

17.    GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . .106

       17.1   Effectiveness. . . . . . . . . . . . . . . . . . . . . . . .106
       17.2   Successors and Assigns.. . . . . . . . . . . . . . . . . . .106
       17.3   Section Headings.. . . . . . . . . . . . . . . . . . . . . .106
       17.4   Interpretation.. . . . . . . . . . . . . . . . . . . . . . .106
       17.5   Severability of Provisions.. . . . . . . . . . . . . . . . .106

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       17.6   Amendments in Writing. . . . . . . . . . . . . . . . . . . .106
       17.7   Counterparts; Telefacsimile Execution. . . . . . . . . . . .107
       17.8   Revival and Reinstatement of Obligations.. . . . . . . . . .107
       17.9   Integration. . . . . . . . . . . . . . . . . . . . . . . . .107
       17.10  Appointment of Swing Lender. . . . . . . . . . . . . . . . .107
       17.11  Star as Agent for Borrower . . . . . . . . . . . . . . . . .107


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                              SCHEDULES AND EXHIBITS

       Schedule A-1       Approved Billing Services Agreement
       Schedule C-1       Commitments
       Schedule N-1       Non-Material Subsidiaries
       Schedule P-1       Liens
       Schedule 5.7       Chief Executive Offices
       Schedule 5.8       Capitalization; Subsidiaries
       Schedule 5.10      Litigation
       Schedule 5.17      Permits
       Schedule 5.19      Material Contracts
       Schedule 6.11      Locations of Inventory and Equipment
       Schudule 7.1       Indebtedness
       Schedule 16.15     Lender Wiring Instructions

       Exhibit A-1        Form of Assignment and Acceptance Agreement
       Exhibit C-2        Form of Compliance Certificate
       Exhibit F-1        F/X Bank Parameters Agreement
       Exhibit F-2        F/X Reserve Reduction Certificate
       Exhibit F-3        F/X Reserve Increase Certificate
       Exhibit L-1        Form of LIBOR Notice


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                            LOAN AND SECURITY AGREEMENT


              THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of June 9, 1999, by and among: (i) the financial institutions identified on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"); (ii) FOOTHILL CAPITAL CORPORATION, a California corporation, as agent for the Lenders ("Agent"); and (iii) STAR TELECOMMUNICATIONS, INC., a Delaware corporation ("Star"), CEO TELECOMMUNICATIONS, INC., a California corporation ("CEO"), CEO CALIFORNIA TELECOMMUNICATIONS, INC., a California corporation ("CEO California"), PT-1 COMMUNICATIONS, INC., a New York corporation ("PT-1"), PT-1 LONG DISTANCE, INC., a Delaware corporation ("PT-1 Long Distance"), HELVEY COM, INC., a Delaware corporation ("Helvey"), LUCIUS ENTERPRISES, INC., a California corporation ("Lucius"), AS TELECOMMUNICATIONS, INC., an Arizona corporation ("Allstar"), PT-1 TECHNOLOGIES, INC., a Delaware corporation ("Phonetime"), PT-1 HOLDINGS I, INC., a Delaware corporation ("PT-1 HI"), PT-1 HOLDINGS II, INC., a Delaware corporation ("PT-1 HII"), NATIONWIDE DISTRIBUTORS, INC., a Delaware corporation ("Nationwide"), TECHNOLOGY LEASING, INC., a Delaware corporation ("Technology Leasing"), PT-1 PHONECARD, L.P., a Texas limited partnership ("PT-1 Phonecard"), PLATFORM SERVICES, L.P., a Delaware limited partnership ("Platform"), PT-1 COMMUNICATIONS PUERTO RICO, INC., a Delaware corporation ("PT-1 Puerto Rico"), and INVESTMENT SERVICES, INC., a Delaware corporation ("Investment Services").


       The parties agree as follows:

1.     DEFINITIONS AND CONSTRUCTION.

       1.1    DEFINITIONS.

              As used in this Agreement, the following terms shall have the following definitions:

              "ACCOUNT DEBTOR" means any Person who is or who may become obligated under, with respect to, or on account of, an Account, a General Intangible, Investment Property, or Negotiable Collateral. With respect to any LEC Account, "Account Debtor" refers to the LEC obligated with respect thereto rather than the end-user, unless the context in which such term is used requires otherwise.

              "ACCOUNTS" means all of the Obligors' currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to an Obligor arising out of the sale or lease of goods, the sale or lease of General Intangibles relating to the provision of telecommunications services, or the rendition of services by an Obligor, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

              "ADMINISTRATIVE BORROWER" has the meaning set forth in SECTION 17.11.

              "ADVANCES" has the meaning set forth in SECTION 2.1.

              "AFFILIATE" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise.

              "AGENCY FEE AMOUNT" means, as of any date of determination, the then outstanding amount of the "Agency Fee" (as such term is defined in the Fee Letter).

              "AGENT" means Foothill Capital Corporation, a California corporation, solely in its capacity as agent for the Lenders, and shall include any successor agent.

              "AGENT ACCOUNT" has the meaning set forth in SECTION 2.7.

              "AGENT ADVANCES" has the meaning set forth in SECTION 2.3(e)(i).

              "AGENT'S LIENS" has the meaning set forth in SECTION 4.1(a).

              "AGENT'S TERM LOAN LIENS" has the meaning set forth in SECTION 4.1(b).

              "AGENT-RELATED PERSONS" means Agent together with its Affiliates, officers, directors, employees, and agents.

              "AGREEMENT" has the meaning set forth in the preamble hereto.

              "ALLSTAR" has the meaning set forth in the preamble hereto.

              "APPLICABLE PREPAYMENT PREMIUM" means, as of any date of determination, an amount equal to (a) during the period of time commencing on the date of the execution and delivery of this Agreement and ending on the date 8 months following the Closing Date, 2.0% times the Maximum Amount, and
(b) during the period of time thereafter (other than on the Maturity Date pursuant to SECTION 3.4), 1.0% TIMES the Maximum Amount.

              "APPLICABLE REPORTING WINDOW" means: (a) with respect to the month that is the last month of Borrower's fiscal year, 90 days following the end of such month; (b) with respect to any month that is the last month of any fiscal quarter of Borrower (other than the month described in clause (a) above), 45 days following the end of such month; and (c) with respect to any other month, 30 days following the end of such month.

              "APPROVED BILLING AGENT" means a billing services agent party to an Approved Billing Services Agreement.

              "APPROVED BILLING SERVICES AGREEMENT" means a Billing Services Agreement, a true and complete copy of which previously has been provided to Agent and Agent's counsel for review, that is in form and substance satisfactory to Agent in its Permitted Discretion, with respect to which the billing services agent party thereto has delivered a Consent to Assignment Agreement, and with respect to which the rights of the Borrower party thereto may be the subject of attached, enforceable, and perfected Liens in favor of Agent. SCHEDULE A-1 identifies all Approved Billing Services Agreements as of the Closing Date, which schedule may be amended from time to time in writing by Administrative Borrower with the written approval of Agent in its Permitted Discretion.

              "ASSIGNEE" has the meaning set forth in SECTION 14.1.

              "ASSIGNMENT AND ACCEPTANCE" means an Assignment and Acceptance in the form of EXHIBIT A-1 attached hereto.

              "AUTHORIZED PERSON" means any officer or other employee of Administrative Borrower.

              "AVAILABILITY" means, as of any date of determination, the amount that Borrower is entitled to borrow as Advances under SECTION 2.1, such amount being the difference derived when (a) the sum of the principal amount of Advances (including Agent Advances and Swing Loans) then outstanding (including any amounts that the Lender Group may have paid for the account of the Obligors pursuant to any of the Loan Documents and that have not been reimbursed by the Obligors), is subtracted from (b) the lesser of (i) the Maximum Revolver Amount less the Agency Fee Amount, the Letter of Credit Usage, and the F/X Reserve, and (ii) the Borrowing Base less the Letter of Credit Usage and the F/X Reserve.

              "BANKRUPTCY CODE" means the United States Bankruptcy Code, as amended, and any successor statute.

              "BASE LIBOR RATE" means the rate per annum (rounded upwards, if necessary, to the next 1/16%) at which United States dollar deposits are offered to major banks in the London interbank market on or about 11:00 a.m. (California time) 2 Business Days prior to the commencement of the applicable Interest Period, for a term and in amounts comparable to the Interest Period and amount of the LIBOR Rate Advance requested by Borrower in accordance with this Agreement.

              "BASE RATE" means, the rate of interest announced within Wells Fargo Bank, N.A. at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate.

              "BASE RATE ADVANCE" means each Advance, or portion thereof, bearing interest at a rate determined by reference to the Base Rate.

              "BENEFIT PLAN" means a "defined benefit plan" (as defined in SECTION 3(35) of ERISA) for which Borrower or any Subsidiary or ERISA Affiliate of Borrower has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

              "BILLING SERVICES AGREEMENT" means a billing services agreement or similar agreement that has been entered into and is in full force and effect between Borrower and any third Person relative to LEC Accounts.

              "BOOKS" means all of the Obligors' books and records (including all of its records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of its information relating to its business operations or financial condition, and all of its computer programs, disks, files, printouts, runs, or other computer prepared information).

              "BORROWER" means, individually and collectively, and jointly and severally, Star, CEO, PT-1, and PT-1 Long Distance, and any other Subsidiary of Borrower that in the future executes and delivers a joinder to this Agreement as a Borrower with the written concurrence of the Required Lenders.

              "BORROWING" means a borrowing hereunder consisting of Advances made to Administrative Borrower on the same day by the Lenders, or Agent on behalf thereof, or by Swing Lender in the case of a Swing Loan, or by Agent in the case of an Agent Advance.

              "BORROWING BASE" has the meaning set forth in SECTION 2.1.

              "BUSINESS DAY" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close in California or New York, and, with respect to provisions of the Agreement dealing with LIBOR Rate Advances, also means a day on which banks in London, England are open for the transaction of banking business.

              "CABLE AGREEMENT" means an agreement for the construction and maintenance of one or more fiber optic or other cable networks for telecommunications transmission (including the transmission of voice, video, or data) and the allocation of capacity and other rights in respect of such networks among the parties thereto.

              "CAPITAL LEASE" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

              "CAPITALIZED LEASE OBLIGATION" means any Indebtedness represented by obligations under Capital Lease.

              "CARRIER" means any provider of long distance telecommunications access with whom an Obligor from time to time does business.

              "CARRIER ACCOUNT" means an Account owed by an Account Debtor that is a Carrier pursuant to the Carrier Agreement in effect between the relevant Obligor and such Carrier.

              "CARRIER AGREEMENT" means each contract or agreement in effect between an Obligor and a Carrier.

              "CARRIER DEFAULT NORM" means, as of any date of determination:
(a) with respect to the amount of the Obligors' obligations involved in a dispute by the Obligors under a Carrier Agreement, the average amount of such obligations involved in all disputes by the Obligors under Carrier Agreements during the past 3 years; and (b) with respect to the length of time for a dispute by the Obligors under a Carrier Agreement to be resolved without the Carrier party thereto exercising its remedies thereunder consisting of accelerating all obligations thereunder, indefinitely suspending its services thereunder to the Obligors, or terminating the Carrier Agreement, the average length of time for all such disputes by the Obligors under Carrier Agreements to be so resolved during the past 3 years.

              "CEO" has the meaning set forth in the preamble hereto.

              "CEO CALIFORNIA" has the meaning set forth in the preamble hereto.

              "CHANGE OF CONTROL" shall be deemed to have occurred at such time as: (a) a "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 40% of the total voting power of all classes of Stock then outstanding of Star entitled to vote in the election of directors; (b) less than 100% of the issued and outstanding Stock of each Obligor other than Star shall be owned and controlled, beneficially, directly, and of record, by the Obligors; or (c) a majority of members of the board of directors of Star are not Continuing Directors.

              "CLOSING DATE" means the date of the making of the initial Advance (or other extension of credit) hereunder.

              "CLOSING DATE ASSIGNMENTS" means, collectively, (a) the Assignment and Acceptance to be executed and delivered on or about the Closing Date between Foothill, on the one hand, and one or more of Ableco Finance LLC and its Affiliates, on the other hand, relative to the Term Loan Amount; and (b) the Assignment and Acceptance to be executed and delivered on or about the Closing Date between Foothill, on the one hand, and one or more of the Affiliates of Foothill, on the other hand, relative to the Term Loan Amount.

              "CLOSING DATE BUSINESS PLAN" means the set of Projections of Borrower for the 2 year period following the Closing Date (on a year by year basis, and for the 1 year period following the Closing Date, on a month by month basis), in form and substance (including as to scope and underlying assumptions) satisfactory to Agent.

              "CODE" means the New York Uniform Commercial Code.

              "COLLATERAL" means all of Obligors' right, title, and interest in and to each of the following:

              (a)    the Accounts,

              (b)    the Books,

              (c)    the Equipment,

              (d)    the General Intangibles,

              (e)    the Inventory,

              (f)    the Investment Property,

              (g)    the Negotiable Collateral,

              (h) any money, or other assets of any Obligor that now or hereafter come into the possession, custody, or control of any member of the Lender Group, and

              (i) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

              "COLLECTIONS" means ALL cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of the Obligors.

              "COMMITMENT" means, with respect to each Lender, its Revolving Credit Commitment, Term Loan Commitment, Letter of Credit Sub-Commitment, F/X Undertaking Sub-Commitment, or Total Commitment, as the context requires and, with respect to all Lenders, their Revolving Credit Commitments, Term Loan Commitments, Letter of Credit Sub-Commitment, F/X Undertaking Sub-Commitment, or Total Commitments, as the context requires, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on SCHEDULE C-1 attached hereto or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of SECTION 14.1.

              "COMMUNICATIONS ACT" means the Communications Act of 1934, as amended, 47 U.S.C. sec. 151 et seq.

              "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT C-2 delivered by the chief financial officer of Administrative Borrower to Agent.

              "CONSENT TO ASSIGNMENT AGREEMENT" means, with respect to any Person, a consent by such Person, in form and substance satisfactory to Agent, to the collateral assignment by Borrower in favor of Agent of all of Borrower's right, title, and interest in, to, and under the subject agreement between Borrower and such Person.

              "CONTINGENT SURVIVING OBLIGATIONS" means all contingent Obligations of the Obligors to indemnify Lender Group under this Agreement or the other Loan Documents.

              "CONTINUING DIRECTOR" means, as of any date of determination, a member of the board of directors of Star who (a) was a member of the board of directors of Star on the Closing Date, or (b) was nominated to be a member of the board of directors of Star by a majority of the Continuing Directors then in office to fill a vacancy left by the death, expiration of term, permanent disability, or resignation of a Continuing Director.

              "CONTROL AGREEMENT" means a control agreement, in form and substance reasonably satisfactory to Agent, among the applicable Obligors, Agent, and the applicable securities intermediary with respect to the applicable Securities Account and related Investment Property.

              "COPYRIGHT" shall have the meaning ascribed to such term in the United States Copyright Act of 1976 (as amended), and includes unregistered copyrights.

              "COPYRIGHT SECURITY AGREEMENT" means that certain Copyright Security Agreement, dated as of even date herewith, between the Obligors and Agent, in form and substance satisfactory to Agent in its Permitted Discretion.

              "DAILY BALANCE" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

              "DEFAULT" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

              "DEFAULTING LENDER" means any Lender that fails to make any Advance that it is required to make hereunder on any Funding Date and that has not cured such failure by making such Advance within 1 Business Day after written demand upon it by Agent to do so.

              "DEFAULTING LENDER RATE" means the Base Rate for the first 3 days from and after the date the relevant payment is due and, thereafter, at that interest rate equal to the GREATER OF (a) the interest rate then applicable to Base Rate Advances, and (b) the Base Rate.

              "DESIGNATED ACCOUNT" means account number 3751194929 of Administrative Borrower maintained with Administrative Borrower's Designated Account Bank, or such other deposit account of Administrative Borrower (located within the United States) that has been designated as such, in writing, by Administrative Borrower to Agent.

              "DESIGNATED ACCOUNT BANK" means Bank of America, whose office is located at 901 W. Main Street, Dallas, TX 75202, and whose ABA number is 111-000-025.

              "DILUTION" means, as of any date of determination, a percentage, based upon the experience of the immediately prior 180 days, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, returns, credits, or other dilutive items with respect to the Accounts, by (b) Borrower's Collections with respect to Accounts (excluding extraordinary items) PLUS the Dollar amount of clause (a).

              "DILUTION RESERVE" means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by one percentage point for each percentage point by which Dilution is in excess of 5%.

              "DIRECT ACCOUNT" means an Account (other than Carrier Accounts and LEC Accounts) that is billed directly by Borrower and not submitted by Borrower for billing and collection by any other Person (including such other Persons as LECs).

              "DISBURSEMENT LETTER" means an instructional letter executed and delivered by Administrative Borrower to Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which shall be reasonably satisfactory to Agent.

              "DOLLARS" or "$" means United States dollars.

              "DOMESTIC ACCOUNTS" means Accounts other than Foreign Accounts.

              "EBITDA" means, with respect to any fiscal period, Star's consolidated earnings before all interest expenses, taxes, depreciation and amortization expenses for such period, determined in accordance with GAAP.

              "ELIGIBLE ACCOUNTS" means those Carrier Accounts created by Star, those LEC Accounts created by CEO, and those LEC Accounts and Direct Accounts created by PT-1 or PT-1 Long Distance, in each case created in the ordinary course of business, that arise out of the applicable Borrower's provision of telecommunication services, that comply with each and all of the representations and warranties respecting Eligible Accounts made by Borrower to Agent in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the criteria set forth below. In determining the amount to be included, Eligible Accounts shall be calculated net of any applicable sales taxes, excise taxes, and telecommunications taxes. Except as otherwise determined by Agent in its Permitted Discretion, Eligible Accounts shall not include the following:

              (a) (i) Accounts that the Account Debtor has failed to pay within 90 days of original invoice date or Accounts with selling terms of more than 60 days; or (ii) with respect to Accounts billed by HBS on behalf of Borrower under the Billing Services Agreement with HBS, (y) all such Accounts identified in the applicable Accounts aging as outstanding for more than 60 days from original invoice date, and (z) all such Accounts identified in the applicable Accounts aging as outstanding for between 31 and 60 days from original invoice date (such Accounts, the "HBS 31-60 Day Accounts") in excess of 25% of the HBS 31-60 Day Accounts;

              (b) (i) Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a)(i) above, or (ii) Accounts billed by HBS on behalf of Borrower under the Billing Services Agreement with HBS, if 60% or more of all such Accounts are deemed ineligible under clause (a)(ii)(y) above;

              (c) Accounts with respect to which the Account Debtor is an employee, Affiliate, or agent of any Obligor;

              (d) Accounts arising in a transaction wherein goods are placed on consignment or were sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional;

              (e) Accounts that are not payable in Dollars, except for Accounts owed by British Telecom (and any other Account Debtor located in Great Britain approved in writing by Agent in its Permitted Discretion) that are payable in British pounds sterling and converted at Borrower's cost into Dollars pursuant to a Permitted F/X Contract;

              (f)    Accounts arising from the sale of prepaid calling cards;

              (g) Accounts with respect to which the telecommunications services giving rise to such Account have not been provided to and utilized by the Account Debtor, or any services giving rise to such Account have not been performed by the applicable Obligor or accepted by the Account Debtor, or the Account does not otherwise represent a final sale;

              (h)    Accounts that have not yet been billed to the Account
Debtor;

              (i) Accounts with respect to which the applicable Borrower received from the Account Debtor a customer deposit, to the extent of such customer deposit;

              (j) LEC Accounts (i) that are not covered by a LEC Confirmation Statement received by the applicable Borrower from the applicable LEC or an Approved Billing Agent in respect of such LEC, or (ii) that are covered by a LEC Confirmation

Statement received by the applicable Borrower from the applicable LEC or an Approved Billing Agent in respect of such LEC to the extent of (without duplication) reductions of or offsets against amounts otherwise payable with respect thereto by reason of up-front LEC rejects or credits deducted from net confirmed revenues on such LEC Confirmation Statement;

              (k) Accounts with respect to which any commissions are owed to any Persons, to the extent of such commissions;

              (l) Accounts that have been transferred to an Obligor's legal or collection department;

              (m) Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Borrower has complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 U.S.C. Section 3727), or (ii) any State of the United States (exclusive, however, of Accounts owed by any State that does not have a statutory counterpart to the Assignment of Claims Act);

              (n) Accounts with respect to which the Account Debtor is a creditor of Borrower, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to the Account, to the extent of such claim, right of offset, assertion, or dispute;

              (o) Accounts with respect to an Account Debtor whose total obligations owing to Borrower exceed 10% of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage;

              (p) (i) with respect to any billing services agent party to a Billing Service Agreement (other than HBS), Accounts billed by such billing services agent on behalf of Borrower in excess of 10% of all Eligible Accounts; or (ii) Accounts billed by HBS on behalf of Borrower in excess of 20% of all Eligible Accounts;

              (q) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, or goes out of business;

              (r) Accounts the collection of which Agent, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition; and

              (s) Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by Borrower of the subject contract for goods or services.

              "ELIGIBLE DIRECT ACCOUNTS" means, as of any date of determination, an Eligible Account that is a Direct Account qualifying as an Eligible Account.

              "ELIGIBLE DOMESTIC ACCOUNTS" means, as of any date of determination, an Eligible Account that is a Domestic Account qualifying as an Eligible Account.

              "ELIGIBLE FOREIGN ACCOUNTS" means, as of any date of determination, an Eligible Account that is a Foreign Account qualifying as an Eligible Account and, with respect to an Eligible Account that is an Account described in clause (iii) of the definition of Foreign Account, Borrower has complied, to the reasonable satisfaction of Agent, with the relevant foreign equivalent of the Assignment of Claims Act, 31 U.S.C. Section 3727.

              "ELIGIBLE LEC ACCOUNTS" means, as of any date of determination, an Eligible Account that is a LEC Account qualifying as an Eligible Account

              "ELIGIBLE TRANSFEREE" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $100,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $100,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $50,000,000, (d) any Affiliate (other than individuals) of a pre-existing Lender, (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Agent and Borrower, and (f) during the continuation of an Event of Default, any other Person approved by Agent.

              "EQUIPMENT" means all of Obligors' present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

              "ERISA AFFILIATE" means (a) any corporation subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of
Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

              "EUROPEAN SPIN OFF" means the distribution by Star to Star's stockholders, to be consummated not later than March 31, 2000 and for no consideration to any Obligor, of all of the Stock of a special-purpose Subsidiary whose sole assets consist of the Stock of the European Subsidiaries and whose sole business activity consists of owning the Stock of the European Subsidiaries and certain Permits related to the business operations of the European Subsidiaries (and not materially related to the business operations of the Obligors).

              "EUROPEAN SUBSIDIARIES" means all or substantially all of the Subsidiaries of Star organized under the laws of any jurisdiction in Europe (including the United Kingdom).

              "EVENT OF DEFAULT" has the meaning set forth in SECTION 8.

              "EXCESS AVAILABILITY" means the amount, as of the date any determination thereof is to be made, equal to Availability MINUS the aggregate amount, if any, of all trade payables of Borrower aged in excess of their historical levels with respect thereto and all book overdrafts in excess of their historical practices with respect thereto, in each case as determined by Agent in its Permitted Discretion.

              "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and any successor statute.

              "EXISTING LENDER" means, collectively, Sanwa Bank California, The Chase Manhattan Bank, and Wells Fargo Bank, National Association.

              "FCC" means the Federal Communications Commission or any governmental body or agency succeeding to the functions thereof.

              "FCC RULES" means Title 47 of the Code of Federal Regulations, as amended at any time and from time to time, and FCC decisions issued pursuant to the adoption of such regulations.

              "FEE LETTER" means that certain fee letter, dated as of even date herewith, between Borrower and Agent, in form and substance satisfactory to Agent in its Permitted Discretion.

              "FEIN" means Federal Employer Identification Number.

              "FOOTHILL" means Foothill Capital Corporation, a California corporation.

              "FOREIGN ACCOUNTS" means Accounts with respect to which any one or more of the following is true: (i) the Account Debtor does not maintain its chief executive office in the United States, or (ii) the Account Debtor is not organized under the laws of the United States or any State thereof, or
(iii) the Account Debtor is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof.

              "FOREIGN ACCOUNTS RESERVE" means, as of any date of determination, an amount equal to 15% of the amount of all Eligible Foreign Accounts.

              "FUNDING DATE" means the date on which a Borrowing occurs.

              "F/X BANK" means Norwest Bank Minnesota, N.A. or Wells Fargo Bank, N.A., or any successor thereto.

              "F/X BANK PARAMETERS AGREEMENT" means an agreement between F/X Bank and Borrower, in form and substance satisfactory to Agent in its Permitted Discretion and to be attached hereto as EXHIBIT F-1, regarding the parameters under which F/X Bank provides foreign exchange currency services to Borrower.

              "F/X RESERVE" means, as of any date of determination, a reserve equal to the maximum amount of obligations of the Lender Group to provide F/X Undertakings. As of the Closing Date, the amount of the F/X Reserve is $-0-.

              "F/X UNDERTAKING" has the meaning set forth in SECTION 2.14.

              "F/X UNDERTAKING SUB-COMMITMENT" means, for each Lender, the Dollar amount of the obligation of such Lender to participate in any F/X Obligations (in an aggregate amount at one time outstanding), as such amount is set forth opposite the name of such Lender under the caption F/X Undertaking Sub-Commitment on SCHEDULE C-1.

              "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

              "GENERAL INTANGIBLES" means all of the Obligors' present and future general intangibles and other personal property (including Permits, contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, Investment Property, and Negotiable Collateral.

              "GOVERNING DOCUMENTS" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

              "GOVERNMENTAL AUTHORITY" shall mean any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

              "GUARANTORS" means, individually and collectively, jointly and severally, CEO California, Helvey, Lucius, Allstar, Phonetime, PT-1HI, PT-1HII, Nationwide, Technology Leasing, PT-1 Phonecard, Platform, PT-1 Puerto Rico, and Investment Services, and any other Subsidiary of Borrower that in the future executes and delivers a joinder to this Agreement or any other Loan Document as a Guarantor.

              "GUARANTY" means a General Continuing Guaranty, in form and substance satisfactory to Agent in its Permitted Discretion, executed by each Guarantor in favor of Agent for the benefit of the Lender Group.

              "HAZARDOUS MATERIALS" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

              "HBS" means HOLD Billing Services Ltd., a Texas limited partnership.

              "HELVEY" has the meaning set forth in the preamble hereto.

              "INDEBTEDNESS" means (a) all obligations of one or more Obligors for borrowed money, (b) all obligations of one or more Obligors evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of one or more Obligors in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of one or more Obligors under Capital Leases in an amount equal to the principal balance of such Capital Leases calculated in accordance with GAAP, (d) all obligations or liabilities of others secured by a Lien on any property or asset of one or more Obligors, irrespective of whether such obligation or liability is assumed (and, if such obligation or liability is non-recourse to the Obligors, then only in an amount equal to the lesser of the fair market value of such property or asset and the principal amount of such obligation or liability), and (e) any obligation of one or more Obligors guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to one or more Obligors) any obligation of any other Person.

              "INDEMNIFIED LIABILITIES" has the meaning set forth in SECTION
11.3.

              "INDEMNIFIED PERSON" has the meaning set forth in SECTION 11.3.

              "INSOLVENCY PROCEEDING" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

              "INTANGIBLE ASSETS" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

              "INTERCOMPANY SUBORDINATION AGREEMENT" means a intercompany subordination agreement, in form and substance satisfactory to Agent in its Permitted Discretion, executed and delivered by each of the Obligors in favor of Agent.

              "INTEREST PERIOD" means, with respect to each LIBOR Rate Advance, a period commencing on the date of the making of such LIBOR Rate Advance and ending 1, 2, or 3 months thereafter; PROVIDED, HOWEVER, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, or 3 months after the date on which the Interest Period began, as applicable, and (e) Borrower may not elect an Interest Period which will end after the Maturity Date.

              "INVENTORY" means all present and future inventory in which the Obligors have any interest, including goods held for sale or lease or to be furnished under a contract of service and all of the Obligors' present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

              "INVESTMENT" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide accounts receivable arising from the sale of goods or services in the ordinary course of business consistent with past practice), purchases or other acquisitions for consideration of Indebtedness or Stock, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; PROVIDED, HOWEVER, that, the term "Investment" shall not include any transmission of money, in the ordinary course of business, by any Obligor to any Non-Material Subsidiary for the sole purpose of enabling such Non-Material Subsidiary to remit payment to the trade creditors of such Obligor (and not such Non-Material Subsidiary).

              "INVESTMENT PROPERTY" means "investment property" as that term is defined in of the Code, whether now owned or hereafter acquired by the Obligors.

              "INVESTMENT SERVICES" has the meaning set forth in the preamble hereto.

              "IRC" means the Internal Revenue Code of 1986, as amended, and any successor statute.

              "IRU" means a so-called "Indefeasible Right of Use" with respect to a fiber optic or other cable network for telecommunications transmission (including the transmission of voice, video, or data).

              "L/C" has the meaning set forth in SECTION 2.12(a).

              "L/C UNDERTAKING" has the meaning set forth in SECTION 2.12(a).

              "LEC" means a local exchange carrier or telephone company that provides "basic" (as defined by the FCC) telecommunications services to its customers and from whom Borrower may receive payments with respect to Accounts.

              "LEC ACCOUNT" means an Account owed by an Account Debtor that is a LEC, as clarified by the second sentence of the definition of "Account Debtor".

              "LEC AGREEMENT" means each contract or agreement in effect between an Obligor and a LEC.

              "LEC CONFIRMATION STATEMENT" means (a) a written confirmation statement sent to the applicable Borrower by a LEC, or (b) (i) a written confirmation statement sent by a LEC to an Approved Billing Agent, together with (ii) a written confirmation statement sent by such Approved Billing Agent to the applicable Borrower, reflecting such LEC's acceptance of such Borrower's call transaction records and such LEC's agreement to pay on account of such accepted call transaction records.

              "LEGAL REQUIREMENTS" means all applicable international, foreign, federal, state, and local laws, judgments, decrees, orders, statutes, ordinances, rules, regulations, or Permits.

              "LENDER" and "LENDERS" have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of SECTION 14.1 hereof.

              "LENDER GROUP" means, individually and collectively, each of the Lenders, and Agent.

              "LENDER GROUP EXPENSES" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by any Obligor under any of the Loan

Documents that are paid or incurred by the Lender Group, (b) fees or charges paid or incurred by one or members of the Lender Group in connection with one or members of the Lender Group's transactions with any Obligor, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Collateral appraisals), real estate surveys, real estate title policies and endorsements, and environmental audits, (c) costs and expenses incurred by one or members of the Lender Group in the disbursement of funds to Borrower (by wire transfer or otherwise), (d) charges paid or incurred by one or members of the Lender Group resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by one or members of the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) reasonable costs and expenses paid or incurred by one or members of the Lender Group in examining the Books, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by one or members of the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or one or members of the Lender Group's relationship with any Obligor or any guarantor, and (h) reasonable fees and expenses (including attorneys fees) incurred by one or more members of the Lender Group in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including attorneys fees and expenses, and expenses of third party consultants or advisors, incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any Obligor or any guarantor of the Obligations), defending, or concerning the Loan Documents, irrespective of whether suit is brought.

              "LENDER-RELATED PERSON" means, with respect to any Lender, such Lender, together with such Lender's Affiliates, and the officers, directors, employees, and agents of such Lender.

              "LETTER OF CREDIT" means an L/C or an L/C Undertaking, as the context requires.

              "LETTER OF CREDIT SUB-COMMITMENT" means, for each Lender, the Dollar amount of the obligation of such Lender to participate in any Letters of Credit (in an aggregate amount at one time outstanding), as such amount is set forth opposite the name of such Lender under the caption Letter of Credit Sub-Commitment on SCHEDULE C-1.

              "LETTER OF CREDIT USAGE" means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit.

              "LIBOR NOTICE" means a written notice in the form of EXHIBIT L-1 attached hereto.

              "LIBOR RATE" means, for each Interest Period for each LIBOR Rate Advance, the rate per annum (rounded upwards, if necessary, to the next 1/16%) determined by dividing (a) the Base LIBOR Rate for such Interest Period, by (b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

              "LIBOR RATE ADVANCE" means each Advance, or portion thereof, bearing interest at a rate determined by reference to the LIBOR Rate.

              "LIEN" means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

              "LIQUIDATION VALUE" means the net orderly liquidation value of Borrower's international long distance business, as determined by Ernst & Young LLP or any other qualified auctioneering or appraisal company selected by the Lenders that have a Term Loan Commitment.

              "LOAN ACCOUNT" has the meaning set forth in SECTION 2.10.

              "LOAN DOCUMENTS" means this Agreement, the Disbursement Letter, the Fee Letter, the Lockbox Agreements, the Letters of Credit, the F/X Undertakings, the Pledge Agreement, the Copyright Security Agreement, the Trademark Security Agreement, the Guaranty, the Suretyship Agreement, the Intercompany Subordination Agreements, the Control Agreements (if any), any note or notes executed by Borrower in connection with this Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by Borrower and the Lender Group in connection with this Agreement.

              "LOCKBOX ACCOUNT" shall mean a depositary account established pursuant to one of the Lockbox Agreements.

              "LOCKBOX AGREEMENTS" means those certain lockbox agreements and those certain depository agreements, in form and substance reasonably satisfactory to Agent, each of which is among Borrower, Agent, and one of the Lockbox Banks.

              "LOCKBOX BANKS" means Bank of America, The Chase Manhattan Bank, and NationsBank (or such other banks as may be agreed to by Agent and Borrower from time to time).

              "LOCKBOXES" has the meaning set forth in SECTION 2.7.

              "LUCIUS" has the meaning set forth in the preamble hereto.

              "MATERIAL ADVERSE CHANGE" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Obligors, taken as a whole, (b) the material impairment of any Obligor's ability to perform its obligations under the Loan Documents to which it is a party or of the Lender Group to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the priority of the Agent's Liens or Agent's Term Loan Liens with respect to the Collateral as a result of an action or failure to act on the part of any Obligor.

              "MATURITY DATE" has the meaning set forth in SECTION 3.4.

              "MAXIMUM AMOUNT" means $100,000,000.

              "MAXIMUM REVOLVER AMOUNT" means $75,000,000.

              "NATIONWIDE" has the meaning set forth in the preamble hereto.

              "NEGOTIABLE COLLATERAL" means all of the Obligors' now owned and hereafter acquired letters of credit, notes, drafts, instruments, security certificates, documents, and chattel paper.

              "NON-MATERIAL SUBSIDIARIES" means, individually and collectively, the Subsidiaries of Star identified on SCHEDULE N-1, which schedule Administrative Borrower may amend in writing from time to time with the written approval of Agent in its Permitted Discretion.

              "OBLIGATIONS" means all loans (including the Term Loan), Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations under any outstanding Letters of Credit or F/X Undertakings, premiums, liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees (including the fees provided for in the Fee Letter), charges, costs, or Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by the Obligors to the Lender Group of any kind and description pursuant to or evidenced by the Loan Documents, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

              "OBLIGORS" means, individually and collectively, Borrower and Guarantors.

              "OVERADVANCE" has the meaning set forth in SECTION 2.5.

              "PARTICIPANT" has the meaning set forth in SECTION 14.1(e).

              "PAYABLES RESERVE" means, as of any date of determination, a reserve equal to the sum of (a) the aggregate amount of obligations of the Obligors for a month with respect to all Cable Agreements, IRUs, leases, and licenses to which any one or more of the Obligors is party, and (b) the aggregate amount of net obligations of the Obligors for a month with respect to each of the Carrier Agreements.

              "PAY-OFF LETTER" means a letter, in form and substance reasonably satisfactory to Agent, from each Existing Lender to Agent respecting the amount necessary to repay in full all of the obligations of Borrower owing to such Existing Lender and obtain a release of all of the Liens existing in favor of such Existing Lender in and to the assets of Borrower.

              "PERMITS" of a Person shall mean all rights, franchises, permits, authorities, licenses, certificates of approval or authorizations, including licenses and other authorizations issuable by a Governmental Authority, which pursuant to applicable Legal Requirements are necessary to permit such Person lawfully to conduct and operate its business as currently conducted and to own and use its assets.

              "PERMITTED DISCRETION", with respect to any determination by a member of the Lender Group, means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

              "PERMITTED DISPOSITIONS" means (a) sales or other dispositions of Equipment that is substantially worn, damaged, or obsolete, or is otherwise replaced, in the ordinary course of the Obligors' business, (b) the use or transfer of money, or cash equivalents by an Obligor in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents,
(c) the European Spin Off, and (d) the sale of Equipment having a fair market value of not more than $1,000,000 in the aggregate in any consecutive 12 month period.

              "PERMITTED F/X CONTRACTS" means foreign currency exchange contracts between F/X Bank and Borrower that: (a) are in respect of marked-to-market risk on foreign exchange future trades or options; (b) are entered into by Borrower in the ordinary course of its business; (c) are entered into in connection with the operational needs of Borrower's business and not for speculative purposes; (d) do not have a maturity date that is after the date five (5) Business Days prior to the Maturity Date; and (e) are provided by F/X Bank pursuant to the F/X Bank Parameters Letter.

              "PERMITTED HOLDER" means a "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) that, as of the Closing Date, is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, 15% or more of the total voting power of all classes of Stock then outstanding of Star entitled to vote in the election of directors.

              "PERMITTED INVESTMENTS" means, collectively: (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a maturity not exceeding one year; (b) certificates of deposit, time deposits, banker's acceptances or other instruments of a bank having a combined capital and surplus of not less than $500,000,000 with a maturity not exceeding one year, (c) investments in commercial paper rated at least A-1 or P-1 maturing within one year after the date of acquisition thereof; (d) money market accounts maintained at a bank having combined capital and surplus of no less than $500,000,000 or at any other financial institution reasonably satisfactory to Agent; (e) money market funds invested in one or more of the Investments described in items (a), (b), (c), and (d) above; (f) loans and advances to officers and employees of Borrower in the ordinary course of business in an aggregate amount at any one time outstanding not to exceed $500,000; (g) investments in negotiable instruments for collection; (h) advances made in connection with purchases of goods or services in the ordinary course of business; (i) Investments made by any Borrower, Allstar, or CEO California in any other Borrower, Allstar, or CEO California; (j) Investments made by any Guarantor in any Borrower; (k) until the earlier to occur of March 31, 2000 and the consummation of the European Spin Off, (1) if and to the extent Excess Availability is not less than $3,000,000 after giving effect to any such Investment, Investments made from time to time by any Borrower in the European Subsidiaries in an aggregate amount not to exceed (x) during the period commencing on the Closing Date and ending on the earlier to occur of September 30, 1999 and the consummation of the European Spin Off, $3,333,333.34, (y) if the European Spin Off has not been consummated on or before September 30, 1999, then, during the period commencing on October 1, 1999 and ending on the earlier to occur of December 31, 1999 and the consummation of the European Spin Off, $3,333,333.33 plus the amount permitted but not invested under clause (x) above, and (z) if the European Spin Off has not been consummated on or before December 31, 1999, then, during the period commencing on January 1, 2000 and ending on the earlier to occur of March 31, 2000 and the consummation of the European Spin Off, $3,333,333.33 plus the amount permitted but not invested under clauses
(x) and (y) above, and (2) the transmssion of money, in the ordinary course of business, by any Obligor to Star's primary German Subsidiary, Star Telecommunications GmbH ("Star GmbH"), for the sole purpose of enabling Star GmbH to remit payment of Star GmbH's trade obligations owing to Deutsche Telekom; (l) Investments made by any Borrower in the Guarantors and the Non-Material Subsidiaries, so long as the aggregate outstanding amount of such Investments do not exceed $1,000,000 at any time; (m) Investments in the Stock of Persons owning telecommunications switching Equipment, fiber optic cable networks, IRUs, and similar telecommunications infrastructure items, so long as such Investments are made solely with the proceeds of Permitted Subordinated Debt; and (n) Investments other than as described in items (a) through (m) above, so long as the aggregate outstanding amount of such Investments does not exceed $1,000,000 at any time.

              "PERMITTED LIENS" means (a) Liens held by Agent for the benefit of the Lender Group, (b) Liens for unpaid taxes that either (i) are not yet due and payable or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on SCHEDULE P-1,
(d) the interests of lessors under operating leases, (e) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as the Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of the applicable Obligor and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet due and payable, or (ii) are the subject of Permitted Protests, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, leases, or other agreements incurred in the ordinary course of business of the applicable Obligor and not in connection with the borrowing of money, (i) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of the applicable Obligor, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder, and (k) with respect to any Real Property, easements, rights of way, zoning and similar covenants and restrictions, and similar encumbrances that customarily exist on properties of Persons engaged in similar activities and similarly situated and that in any event do not materially interfere with or impair the use or operation of the Collateral by the Obligors or the value of any of the Agent's Liens or Agent's Term Loan Liens thereon or therein for the benefit of the Lender Group, or materially interfere with the ordinary conduct of the business of the Obligors.

              "PERMITTED PROTEST" means the right of an Obligor to protest any Lien (other than any such Lien that secures the Obligations), tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental or license payment, provided that (a) a Reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted and diligently prosecuted by the such Obligor in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Liens of Agent on behalf of the Lender Group in and to the Collateral, or any collateral provided by any other Obligor.

              "PERMITTED PURCHASE MONEY INDEBTEDNESS" means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate amount outstanding at any one time not to exceed the lesser of (a) $125,000,000 and (b) the maximum cumulative amount then permitted under SECTION 7.21.

              "PERMITTED SUBORDINATED DEBT" means unsecured Indebtedness of Star, in an amount (but in any event not less than $50,000,000) and on terms and conditions (including relative to the subordination of such Indebtedness to the Obligations) satisfactory to all Lenders.

              "PERSON" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

              "PHONETIME" has the meaning set forth in the preamble hereto.

              "PLATFORM" has the meaning set forth in the preamble hereto.

              "PLEDGE AGREEMENT" means a pledge agreement, in form and substance satisfactory to Agent in its Permitted Discretion, executed and delivered by each Obligor to Agent with respect to the pledge of the Stock of each of each Obligor's Subsidiaries.

              "PROJECTIONS" means Borrower's forecasted (a) balance sheets,
(b) income statements, and (c) cash flow statements, all prepared on a consistent basis with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

              "PRO RATA SHARE" means:

              (a) with respect to a Lender's obligation to make Advances and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Revolving Credit Commitment, by (ii) the aggregate amount of all Lenders' Revolving Credit Commitments,

              (b) with respect to a Lender's obligation to participate in Letters of Credit, and receive payments with respect thereto, the percentage obtained by dividing (i) such Lender's Letters of Credit Sub-Commitment, by
(ii) the aggregate amount of all Lenders' Letters of Credit Sub-Commitments,

              (c) with respect to a Lender's obligation to participate in F/X Undertakings, and receive payments with respect thereto, the percentage obtained by dividing (i) such Lender's F/X Undertakings Sub-Commitment, by
(ii) the aggregate amount of all Lenders' F/X Undertakings Sub-Commitments,

              (d) with respect to a Lender's obligation to make the Term Loan and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Term Loan Commitment, by (ii) the aggregate amount of all Lenders' Term Loan Commitments, and

              (e) with respect to all other matters (including the indemnification obligations arising under SECTION 16.7), the percentage obtained by dividing (i) such Lender's Total Commitment, by (ii) the aggregate amount of all Lenders' Total Commitments.

              "PT-1" has the meaning set forth in the preamble hereto.

              "PT-1 HI" has the meaning set forth in the preamble hereto.

              "PT-1 HII" has the meaning set forth in the preamble hereto.

              "PT-1 LONG DISTANCE" has the meaning set forth in the preamble hereto.

              "PT-1 PHONECARD" has the meaning set forth in the preamble hereto.

              "PT-1 PUERTO RICO" has the meaning set forth in the preamble hereto.

              "PURCHASE MONEY INDEBTEDNESS" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 120 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof, together with any cost of installation thereof, shipping thereof, and sales tax with respect thereto, so long as the amount of such Indebtedness does not exceed 110% of the purchase price for the applicable fixed assets.

              "REAL PROPERTY" means any estates or interests in real property now owned or hereafter acquired by one or more of the Obligors.

              "REQUIRED LENDERS" means, at any time, Lenders whose Pro Rata Shares aggregate 51% of the Total Commitments, or if the Commitments have been terminated irrevocably, 51% of the Obligations then outstanding.

              "RESERVES" means the Payables Reserve and any other reserves that may be established under this Agreement.

              "RESERVE PERCENTAGE" means, on any day, that percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that is in effect on such date with respect to deposits of Dollars in a non-United States or an international banking office of a bank used to fund a LIBOR Rate Advance.

              "REVOLVING CREDIT COMMITMENT" means, for each Lender, the Dollar amount of the obligation of such Lender to make Advances (in an aggregate amount at one time outstanding), as such amount is set forth opposite the name of such Lender under the caption Revolving Credit Commitment on SCHEDULE C-1.

              "REVOLVER USAGE" means, as of any date of determination, the sum of (a) the aggregate amount of Advances outstanding, PLUS (b) the amount of the Letter of Credit Usage and the F/X Reserve.

              "RISK PARTICIPATION LIABILITY" means: (a) as to each Letter of Credit, all reimbursement obligations of Borrower to the issuer of an L/C or to the issuer of a letter of credit with respect to the transaction for which an L/C Undertaking was executed and delivered (to the extent such reimbursement obligations are subject to such L/C Undertaking), consisting of
(i) the amount available to be drawn or which may become available to be drawn, (ii) all amounts which have been paid and made available by the issuing bank to the extent not reimbursed by Borrower, whether by the making of an

Advance or otherwise, and (iii) all accrued and unpaid interest, fees, and expenses payable with respect thereto; and (b) as to each F/X Undertaking, all reimbursement obligations of Borrower to F/X Bank with respect to the transaction for which an F/X Undertaking was executed and delivered (to the extent such reimbursement obligations are subject to such F/X Undertaking), consisting of (i) the amount available to be drawn or which may become available to be drawn, (ii) all amounts which have been paid and made available by Agent thereunder to the extent not reimbursed by Borrower, whether by the making of an Advance or otherwise, and (iii) all accrued and unpaid interest, fees, and expenses payable with respect thereto.

              "SEC" means the United States Securities and Exchange Commission and any successor thereto.

              "SECURITIES ACCOUNT" means a "securities account" as that term is defined in Section 8-501 of the Code.

              "SETTLEMENT" has the meaning set forth in SECTION 2.3(f)(i).

              "SETTLEMENT DATE" has the meaning set forth in SECTION
2.3(f)(i).

              "SOLVENT" means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

              "STAR" has the meaning set forth in the preamble hereto.

              "STAR OPERATING SUB" has the meaning set forth in the definition of "Structuring Transactions".

              "STOCK" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

              "STRUCTURING TRANSACTIONS" means the following transactions:
(a) the creation by Star of one or more (but no more than 4) new wholly-owned direct Subsidiaries (organized under the laws of one of the states of the United States) of Star (individually and collectively, "Star Operating Sub");
(b) the transfer by Star of all of its assets to Star Operating Sub, and the assumption by Star Operating Sub of all of Star's liabilities (other than the Obligations), as consideration for the issuance by Star Operating Sub to Star of all issued and outstanding Stock of Star Operating Sub; and (c) the execution and delivery of all documents set forth in SECTION 4.4(b) in connection with Star Operating Sub becoming an additional "Borrower" under this Agreement and the other Loan Documents.

              "SUBSIDIARY" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

              "SURETYSHIP AGREEMENT" means a Suretyship Agreement, in form and substance satisfactory to Agent in its Permitted Discretion, executed and delivered by each Borrower to Agent for the benefit of the Lender Group.

              "SWING LENDER" means any Lender appointed by the Agent in writing, and which appointment has been accepted by such Lender in writing, as the "Swing Lender".

              "SWING LOAN" has the meaning set forth in SECTION 2.3(d)(i).

              "SWITCH FINANCING PARTY" means any Person that provides financing or other financial accommodations to any Obligor for the purchase or lease of telecommunications switching Equipment.

              "TANGIBLE NET WORTH" means, as of any date of determination, the difference of (a) Star's total stockholder's equity, MINUS (b) the sum of: (i) all Intangible Assets of Star, (ii) all of Star's prepaid expenses, and (iii) all amounts due to Star from Affiliates.

              "TECHNOLOGY LEASING" has the meaning set forth in the preamble hereto.

              "TERM LOAN" has the meaning set forth in SECTION 2.2.

              "TERM LOAN AMOUNT" means, as of any date of determination, the outstanding principal amount of the Term Loan.

              "TERM LOAN COMMITMENT" means, for each Lender, (a) prior to the funding of the Term Loan, the Dollar amount of the obligation of such Lender to make its portion of the Term Loan, as such amount is set forth opposite the name of such Lender under the caption

Term Loan Commitment on SCHEDULE C-1, and (b) thereafter, such Lender's Pro Rata Share of the then outstanding principal amount of the Term Loan; it being understood that, as of any date of determination from and after the funding of the Term Loan, the total Term Loan Commitments for all Lenders shall be the then outstanding aggregate principal amount of the Term Loan.

              "TERM LOAN EXTENSION FEE" means a fee, payable to Agent for its sole and separate account and not for the account of any Lender, in the amount of 2% of the original principal amount of the Term Loan.

              "TOTAL COMMITMENT" means, for each Lender, the sum of such Lender's Revolving Credit Commitment (inclusive, without duplication, of such Lender's Letter of Credit Sub-Commitment and such Lender's F/X Undertaking Sub-Commitment) and such Lender's Term Loan Commitment, as such amount is set forth opposite the name of such Lender under the caption Total Commitment on SCHEDULE C-1.

              "TRADEMARK SECURITY AGREEMENT" means that certain Trademark Security Agreement, dated as of even date herewith, between the Obligors and Agent, in form and substance satisfactory to Agent in its Permitted Discretion.

              "VOIDABLE TRANSFER" has the meaning set forth in SECTION 17.7.

              "YEAR 2000 COMPLIANT" means, with regard to any Person, that all software in goods produced or sold by, or utilized by and material to the business operations or financial condition of, such Person are able to interpret and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenario, including in relation to dates on and after the year 2000.

       1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Star" or "Borrower" or the "Obligors" is used in respect of a financial covenant or a related definition, it shall be understood to mean the Star and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

       1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

       1.4 CONSTRUCTION. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan

Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable.

       1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.     LOAN AND TERMS OF PAYMENT.

       2.1    REVOLVER ADVANCES.

              (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Revolving Credit Commitment agrees to make advances ("ADVANCES") to Borrower in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to THE LESSER OF (i) the Maximum Revolver Amount LESS the Agency Fee Amount, the Letter of Credit Usage, and the F/X Reserve, or (ii) the Borrowing Base LESS the Letter of Credit Usage and the F/X Reserve. For purposes of this Agreement, "BORROWING BASE," as of any date of determination, shall mean the result of:

                            (y)    THE LESSER OF

                                          (i) the result of (A) the sum of (1)
                                   from and after the date that Agent shall have completed an audit of Borrower's Foreign Accounts, the results of which shall be satisfactory to Agent in its Permitted Discretion, the lesser of (W) $7,500,000, and
                                   (X) the result of (I) 85% of the amount of Eligible Foreign Accounts, MINUS (II) the Foreign Accounts Reserve, PLUS (2) 85% of the amount of Eligible Domestic Accounts, MINUS
                                   (B) the amount, if any, of the Dilution
                                   Reserve, and

                                          (ii) the greater of (y) zero (-0-) and
                                   (z) an amount equal to 100% Borrower's
                                   Collections with respect to Eligible Accounts for the immediately preceding 60 day period, less the Term Loan Amount,

                            MINUS

              (z) the aggregate amount of Reserves, if any, established by Agent under SECTION 2.1(b).

              (b) Anything to the contrary in this SECTION 2.1 notwithstanding, Agent shall have the right to establish reserves (without duplication) in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to (i) the Payables Reserve, (ii) variances in Borrower's Accounts with respect to Borrower's general ledger, (iii) sums that the Obligors are required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and have failed to pay under any Section of this Agreement or any other Loan Document, and (iv) amounts owing by an Obligor to any Person to the extent secured by a Lien on, or trust over, any of the Collateral, which Lien or trust, in the reasonable determination of Lender (from the perspective of an asset-based lender), would be likely to have a priority superior to the Liens of Agent, for the benefit of the Lender Group (such as landlord liens, ad valorem taxes, or sales or excise taxes where given priority under applicable law) in and to such item of the Collateral.

              (c) The Lenders shall have no obligation to make further Advances hereunder to the extent such further Advances would cause the Revolver Usage to exceed the Maximum Revolver Amount less the Agency Fee Amount, the Letter of Credit Usage, and the F/X Reserve.

              (d) Amounts borrowed pursuant to this Section may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

       2.2 TERM LOAN. Subject to the terms and conditions of this Agreement, each Lender with a Term Loan Commitment agrees, severally and not jointly, to make a term loan on the Closing Date (collectively, the "Term Loan") to Borrower in the original principal amount equal to its Pro Rata Share of $25,000,000. The outstanding unpaid principal balance and all accrued and unpaid interest under the Term Loan Amount shall be due and payable upon the earliest of (a) the first anniversary of the Closing Date (or on the Maturity Date, if (i) Agent receives, on or before the date that is 270 days following the Closing Date, (y) from Borrower the Term Loan Extension Fee and (z) from Administrative Borrower written notice of Borrower's election (which election shall be irrevocable) to extend the scheduled maturity of the Term Loan Amount from the first anniversary of the Closing Date to the Maturity Date, and (ii) no Event of Default has occurred and is continuing at the time of such election), or (b) the termination of this Agreement, whether by its terms, by prepayment, by acceleration, or otherwise; PROVIDED, HOWEVER, that, without the written consent of the Required Lenders, no principal payment in respect of the Term Loan Amount shall be made unless and to the extent that, after giving effect thereto, Excess Availability is not less than $15,000,000. The unpaid principal balance of the Term Loan Amount may be prepaid, without payment of any premium or penalty, in whole or in part at any time during the term of this Agreement upon 30 days prior written notice by Administrative Borrower to Agent (a copy of which notice Agent shall provide promptly upon its receipt to each Lender with a Term Loan Commitment); PROVIDED, HOWEVER, that, no such prepayment of the Term Loan Amount shall be made unless and to the extent that, after giving effect thereto, Excess Availability is not less than $15,000,000. All amounts outstanding under the Term Loan shall constitute Obligations.

       2.3    BORROWING PROCEDURES AND SETTLEMENTS

              (a) PROCEDURE FOR BORROWING. Each Borrowing shall be made by an irrevocable written request by an Authorized Person delivered to Agent (which notice must be received by Agent no later than 11:00 a.m. (California time) on the Business Day immediately preceding the requested Funding Date); PROVIDED, HOWEVER, that in the case of a request for Swing Loan in an amount of $5,000,000, or less, such notice will be timely received if it is received by Agent no later than 11:00 a.m. (California time) on the Business Day that is the requested Funding Date) specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day. At Agent's election, in lieu of delivering the above-described written request, any Authorized Person may give Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice.

              (b) AGENT'S ELECTION. Promptly after receipt of a request for a Borrowing pursuant to SECTION 2.3(a), Agent shall elect, in its discretion, (i) to have the terms of SECTION 2.3(c) apply to such requested Borrowing, or (ii) to request Swing Lender to make a Swing Loan pursuant to the terms of SECTION 2.3(d) in the amount of the requested Borrowing; PROVIDED, HOWEVER, that if Swing Lender declines in its sole discretion to make a Swing Loan pursuant to SECTION 2.3(d), Agent shall elect to have the terms of SECTION 2.3(c) apply to such requested Borrowing.

              (c)    MAKING OF ADVANCES.

              (i) In the event that Agent shall elect to have the terms of this SECTION 2.3(c) apply to a requested Borrowing as described in
       SECTION 2.3(b), then promptly after receipt of a request for a Borrowing pursuant to SECTION 2.3(a), Agent shall notify the Lenders, not later than 1:00 p.m. (California time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to such account of Agent as Agent may designate, not later than 10:00 a.m. (California time) on the Funding Date applicable thereto. After Agent's receipt of the proceeds of such Advances, Agent shall make the proceeds of such Advances available to Borrower on the applicable Funding Date by transferring same day funds equal to the proceeds of such Advances received by Agent to Borrower's Designated Account; PROVIDED, HOWEVER, that, subject to the provisions of SECTION 2.3(i), Agent shall not request any Lender to make, and no Lender shall make, any Advance if Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that (1) one or more of the applicable conditions precedent set forth in SECTION

       3 will not be satisfied on the requested Funding Date for the applicable Borrowing (unless such condition has been waived in accordance herewith), or (2) the requested Borrowing would exceed the Availability of Borrower on such Funding Date.

              (ii) Unless Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least 1 Business Day prior to the date of such Borrowing, that such Lender will not make available (as and when required hereunder to Agent for the account of Borrower) the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender's Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Borrower of such failure to fund and, upon demand by Agent, Borrower shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. The failure of any Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date.

              (iii) Agent shall not be obligated to, and without Borrower's prior written consent shall not, transfer to a Defaulting Lender any payments made by Borrower to Agent for the Defaulting Lender's benefit, and in the absence of such consent Agent shall transfer any such payments to each other non-Defaulting Lender member of the Lender Group ratably in accordance with their Revolving Credit Commitments (but only to the extent that such Defaulting Lender's Advance was funded by the other members of the Lender Group) or, if so directed by Borrower and if no Default or Event of Default had occurred and is continuing (and to the extent such Defaulting Lender's Advance was not funded by the Lender Group), retain same to be re-advanced to Borrower as if such Defaulting Lender had made Advances to Borrower;

       nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent as permitted herein.
       Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re-lend to Borrower for the account of such Defaulting
       Lender the amount of all such payments received or retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero (-0-). This section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the requisite non-Defaulting Lenders and Agent shall have waived such Lender's default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of the Advance and pays to Agent all amounts owing by Defaulting Lender in respect thereof. The operation of this section shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder or to relieve or excuse the performance by Borrower of its duties and obligations hereunder to Agent or to Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrower at its option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be acceptable to Agent, such consent not to be unreasonably withheld. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance Agreement in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations (including an assumption of its Risk Participation Liability) without any premium or penalty of any kind whatsoever; PROVIDED FURTHER, HOWEVER, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of Borrower's rights or remedies against any such Defaulting Lender's arising out of or in relation to such failure to fund.

              (d)    MAKING OF SWING LOANS.

              (i) In the event Agent shall elect, with the consent of Swing Lender, as a Lender, to have the terms of this SECTION 2.3(d) apply to a requested Borrowing as described in SECTION 2.3(b), Swing Lender as a Lender shall make an Advance in the amount of such Borrowing (any such Advance made solely by Swing Lender as a Lender pursuant to this SECTION 2.3(d) being referred to as a "Swing Loan" and such Advances being referred to collectively as "Swing Loans") available to Borrower on the Funding
       Date applicable thereto by transferring same day funds to Borrower's Designated Account. Each Swing Loan is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that all payments thereon shall be payable to Swing Lender as a Lender solely for its own account (and for the account of the holder of any participation interest with respect to such Advance). Subject to the provisions of SECTION 2.3(i), Agent shall not request Swing
       Lender as a Lender to make, and Swing Lender as a Lender shall not make, any Swing Loan if Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that (i) one or more of the applicable conditions precedent set forth in SECTION 3 will not be satisfied on the requested Funding Date for the applicable Borrowing (unless such condition has been waived in accordance herewith), or (ii) the requested Borrowing would exceed the Availability of Borrower on such Funding Date. Swing Lender as a Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in
       SECTION 3 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Swing Loan.

              (ii) The Swing Loans shall be secured by the Agent's Liens on the Collateral, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Advances pursuant to SECTION 2.6 hereof.

              (e)    AGENT ADVANCES.

              (i) Subject to the limitations set forth in the proviso contained in this SECTION 2.3(e), Agent hereby is authorized by Borrower and the Lenders, from time to time in Agent's sole discretion, (1) after the occurrence and during the continuance of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in SECTION 3 have not been satisfied, to make Advances to Borrower on behalf of the Lenders that Agent, in its Permitted Discretion, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations, or (C) to pay any other amount chargeable to Borrower pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in SECTION 10 (any of the Advances described in this SECTION 2.3(e) being hereinafter referred to as "Agent Advances"); PROVIDED, HOWEVER, that the Required Lenders may at any time revoke Agent's authorization contained in this SECTION 2.3(e) to make Agent Advances, any such revocation to be in writing and to become effective from and after Agent's receipt thereof.

              (ii) Agent Advances shall be repayable on demand, shall be secured by the Agent's Liens on the Collateral, shall constitute Advances and

       Obligations hereunder, and shall bear interest at the rate applicable from time to time to the Advances pursuant to SECTION 2.6 hereof.

              (f) SETTLEMENT. It is agreed that each Lender's funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of, or enforceable by, Borrower) that, in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances, the Swing Loans, and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

              (i) Agent shall request settlement ("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent, (1) on behalf of Swing Lender, with respect to each outstanding Swing Loan, (2) for itself, with respect to each Agent Advance, and (3) with respect to Collections received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (California time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the "Settlement Date").
       Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Swing Loans, and Agent Advances for the period since the prior Settlement Date, the amount of repayments received in such period, and the amounts allocated to each Lender of the interest, fees, and other charges for such period. Subject to the terms and conditions contained herein (including SECTION 2.3(c)(iii)): (y) if a Lender's outstanding balance of the Advances, Swing Loans, and Agent Advances exceeds such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, then Agent shall by no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to the account of such Lender as such Lender may designate, an amount such that such Lender shall, upon its receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Swing Loans, and Agent Advances; and (z) if a Lender's balance of the Advances, Swing Loans, and Agent Advances is less than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, such Lender shall no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to such account of Agent as Agent may designate, an amount such that such Lender shall, upon Agent's receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Swing Loans, and Agent Advances. Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loan or Agent Advance and, together with the portion of such Swing Loan or Agent Advance representing Swing Lender's Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting
       Lender Rate.

              (ii) In determining whether a Lender's outstanding balance of the Advances, Swing Loans, and Agent Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent or Swing Lender with respect to principal, interest, fees payable by Borrower and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any Lender after such application, such net amount shall be distributed by Agent or Swing Lender to that Lender as part of such Settlement.

              (iii) Between Settlement Dates, Agent, to the extent no Agent Advances or Swing Loans are outstanding, may pay over to Swing Lender any payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Swing Lender's Pro Rata Share of the Advances. If, as of any Settlement Date, Collections received since the then immediately preceding Settlement Date have been applied to Swing Lender's Pro Rata Share of the Advances other than to Swing Loans or Agent Advances, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Agent Advances, and each Lender with respect to the Advances other than Swing Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable.

              (g) NOTATION. Agent shall record on its books the principal amount of the Advances owing to each Lender, including the Swing Loans owing to Swing Lender, and Agent Advances owing to Agent, and the interests therein of each Lender, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances in its books and records, including computer records, such books and records constituting rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

              (h) LENDERS' FAILURE TO PERFORM. All Advances (other than Swing Loans and Agent Advances) shall be deemed made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advances hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Advances hereunder, and (ii) no failure by any Lender to perform its obligation to make any Advances hereunder shall excuse any other Lender from its obligation to make any Advances hereunder.

              (i)    OPTIONAL OVERADVANCES.

                            (i) Any contrary provision of this Agreement notwithstanding, if the condition precedent set forth in
                     SECTION 3.3(d) will not be satisfied in respect to a particular Borrowing, the Lenders nonetheless hereby authorize Agent or Swing Lender, as applicable, and Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally continue to make Advances (including Swing Loans) to Borrower such failure of condition notwithstanding, so long as, at any time, (y) the outstanding Revolver Usage does not exceed the Borrowing Base by more than 10%, and (z) the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount less the Agency Fee Amount. The foregoing provisions are for the sole and exclusive benefit of Agent, Swing Lender, and the Lenders and are not intended to benefit the Obligors in any way. The Advances and Swing Loans, as applicable, that are made pursuant to this SECTION 2.3(i) shall be subject to the same terms and conditions as any other Advance or Swing Loan, as applicable, except that the rate of interest applicable thereto shall be the rates set forth in SECTION 2.6(c) hereof without regard to the presence or absence of a Default or Event of Default; PROVIDED, HOWEVER, that the Required Lenders may, at any time during the continuance of an Event of Default, revoke Agent's authorization contained in this SECTION 2.3(i) to make Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses), any such revocation to be in writing and to become effective from and after Agent's receipt thereof.

                            (ii) In the event Agent obtains actual knowledge that the Revolver Usage exceeds the amounts permitted by the preceding paragraph, regardless of the amount of or reason for such excess, Agent shall notify Lenders as soon as practicable (and prior to making any (or any further) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless
                     Agent determines that prior notice would result in imminent harm to the Collateral or its value), and the Lenders thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrower intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to an amount permitted by the preceding paragraph. In the event any Lender disagrees over the terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders.

                            (iii) Each Lender shall be obligated to settle with Agent as provided in SECTION 2.3(f) for the amount of such Lender's Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this SECTION 2.3(i), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.

       2.4    PAYMENTS.

                     (a)    PAYMENTS BY BORROWER.

              (i) All payments to be made by Borrower shall be made without set-off, recoupment, deduction, or counterclaim, except as otherwise required by law. Except as otherwise expressly provided herein, all payments by Borrower shall be made to Agent for the account of the Lender Group at an account identified by Agent to Administrative Borrower, and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the relevant payment date. Any payment received by Agent later than 11:00 a.m. (California time), at the option of Agent, shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

              (ii) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

              (iii) Unless Agent receives notice from Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Agent may assume that Borrower has made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower does not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Base Rate for each day from the date such amount is distributed to such Lender until the date repaid.

              (b) APPORTIONMENT, APPLICATION, AND REVERSAL OF PAYMENTS. (i) Except as otherwise provided with respect to Defaulting Lenders, aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each individual Lender) and payments of fees (other than fees designated for Agent's sole and separate account) shall, as applicable, be apportioned ratably among the Lenders (in accordance with their applicable Pro Rata Shares). All payments shall be remitted to Agent and all such payments not relating to principal or interest of specific Obligations (other than payments constituting payment of specific fees), and all proceeds of Collateral received by Agent, shall be applied:

       first, to pay any fees or Lender Group Expenses then due to Agent from Borrower until paid in full,

       second, to pay any fees or Lender Group Expenses then due to Lenders from Borrower,

       third, to pay interest due in respect of all Swing Loans and Agent Advances until paid in full,

       fourth, to pay interest due in respect of all Advances (other than Swing Loans and Agent Advances) until paid in full,

       fifth, so long as no Event of Default has occurred and is continuing or, if an Event of Default has occurred and is continuing and Agent agrees in its sole discretion, to pay interest due in respect of the Term Loan until paid in full (if an Event of Default has occurred and is continuing and Agent has not so agreed, the priority of such amounts is deferred to item "tenth" below), sixth, to pay principal of Swing Loans and Agent Advances until paid in full, such payment to be made, first, to the outstanding Base Rate Advances and, second, to the outstanding LIBOR Rate Advances (in the order of their maturity), seventh, ratably to pay principal of the Advances (other than Swing Loans and Agent Advances), such payment to be made, first, to the outstanding Base Rate Advances and, second, to the outstanding LIBOR Rate Advances, eighth, to be held by Agent, for the ratable benefit of Agent and those Lenders having a Letter of Credit Sub-Commitment, as cash collateral in an amount equal to 105% of the maximum amount of the Lender Group's obligations under Letters of Credit until paid in full, ninth, to be held by Agent, for the ratable benefit of Agent and those Lenders having an F/X Undertaking Sub-Commitment, as cash collateral in an amount equal to 105% of the maximum amount of the Lender Group's obligations under F/X Undertakings until paid in full, tenth, to pay interest due in respect of the Term Loan until paid in full,

       eleventh, if and to the extent due and payable, to pay in cash the principal of the Term Loan until paid in full, and twelfth, ratably to pay any other Obligations due to Agent, or any Lender by Borrower.

       Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in SECTION 2.3(f).

                                   (ii)   In each instance so long as no Event
of Default has occurred and is continuing, SECTION 2.4(b)(i) shall not be deemed to apply to any payment by Borrower specified by Administrative Borrower to Agent to be for the payment of Obligations relating to the Term Loan when due and payable under any provision of this Agreement or the prepayment of all or part of the principal of the Term Loan pursuant to SECTION 2.2.

                                   (iii)  For purposes of the foregoing, "paid
in full" with respect to interest shall include interest accrued after the commencement of any Insolvency Proceeding irrespective of whether a claim for such interest is allowable in such Insolvency Proceeding.

                                   (iv)   In the event of a direct conflict
between the priority provisions of this Section 2.4(b) and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.4(b) shall control and govern.

       2.5 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by Borrower to the Lender Group pursuant to SECTIONS 2.1, 2.12, OR 2.14 is greater than either the Dollar or percentage limitations set forth in
SECTION 2.1, 2.12, OR 2.14, (an

"OVERADVANCE"), and unless such Overadvance was made by Agent pursuant to
SECTION 2.3(i), Borrower immediately shall pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priority set forth in SECTION 2.4(b). In addition, Borrower hereby promises to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full to the Lender Group as and when due and payable under the terms of this Agreement and the other Loan Documents.

       2.6    INTEREST AND LETTER OF CREDIT FEES:  RATES, PAYMENTS, AND
CALCULATIONS.

              (a)    INTEREST RATES.  Except as provided in clause (c) below,

                         (i) all Obligations (except for undrawn Letters of Credit and F/X Undertakings, and the Term Loan) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows (y) if a LIBOR Rate Advance, at a per annum rate of 3.00 percentage points above the LIBOR Rate, and (z) otherwise at a per annum rate of 0.75 percentage point above the Base Rate, and

                         (ii) the Term Loan Amount shall bear interest on the amount thereof from time to time outstanding at a per annum rate of 6 percentage points above the Base Rate.

              (b) LETTER OF CREDIT FEE; F/X UNDERTAKING FEE. (i) Borrower shall pay Agent a fee (in addition to the charges, commissions, fees, and costs set forth in SECTION 2.12(e)) equal to 2% per annum times the aggregate undrawn amount of all outstanding Letters of Credit. (ii) Borrower shall pay Agent a fee (in addition to the charges, commissions, fees, and costs set forth in SECTION 2.14(d)) equal to 2% per annum times the aggregate undrawn amount of all outstanding F/X Undertakings.

              (c) DEFAULT RATE. Upon the occurrence and during the continuation of an Event of Default,

                        (i) all Obligations (except for undrawn Letters of Credit and undrawn F/X Undertakings) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 2 percentage points above the per annum rate otherwise applicable hereunder.

                        (ii)   the Letter of Credit fee and the F/X
                        Undertaking fee provided for above shall be increased to 2 percentage points above the per annum rate otherwise applicable hereunder.

              (d) PAYMENTS. Interest, Letter of Credit fees, and F/X Undertaking fees payable hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof. Borrower hereby authorizes Agent, without prior notice to Borrower, to charge such interest, Letter of Credit fees, and F/X Undertaking fees, all Lender Group Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in SECTION 2.12(e) (as and when accrued or incurred), the fees, premiums and charges provided for in SECTION
2.11 (as and when accrued or incurred), and all installments or other payments due in respect of the Term Loan or under any Loan Document to Borrower's Loan Account, which amounts thereafter shall accrue interest at the rate then applicable to Base Rate Advances hereunder (or, in the case of the Term Loan, at the rate then applicable thereto). Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Base Rate Advances hereunder (or, in the case of interest in respect of the Term Loan, at the rate then applicable thereto).

              (e) COMPUTATION. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the applicable rates of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

              (f) INTENT TO LIMIT CHARGES TO MAXIMUM LAWFUL RATE. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

       2.7 COLLECTION OF ACCOUNTS. The Obligors shall at all times maintain lockboxes (the "Lockboxes") and, immediately after the Closing Date, shall instruct all Account Debtors to remit all amounts owed by them to one of such Lockboxes. The Obligors, Agent, and the Lockbox Banks shall enter into the Lockbox Agreements, which among other things shall provide for the opening of a Lockbox Account for the deposit of Collections at the applicable Lockbox Bank. The Obligors agree that all Collections received by the Obligors from any Account Debtor or any other source immediately upon receipt shall be deposited into a Lockbox Account. No Lockbox Agreement or other arrangement contemplated hereby shall be modified by the Obligors without the prior written consent of Agent and the Required Lenders. Upon the terms and subject to the conditions set forth in the Lockbox Agreements, all amounts received in each Lockbox Account shall be wired directly or indirectly each Business Day into (a) so long as no Event of Default has occurred and is continuing and the Revolver Usage equals zero (-0-) for not less than 7 consecutive days (or lesser period in

Agent's Permitted Discretion), the Designated Account, and (b) otherwise, an account (the "Agent's Account") maintained by Agent at a depository selected by Agent.

       2.8 CREDITING PAYMENTS; FLOAT CHARGE. The receipt by Agent of any payment (whether from transfers to Agent by the Lockbox Banks pursuant to the Lockbox Agreements or otherwise) immediately shall be applied provisionally to the Obligations in accordance with SECTION 2.4(b), but shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Agent Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then the Obligors shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into the Agent Account on a Business Day on or before 11:00 a.m. (California time). If any Collection item is received into the Agent Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day. From and after the Closing Date, Agent shall be entitled to charge the Obligors for 1 Business Day of `clearance' or `float' at the rate applicable to Advances set forth in SECTION 2.6(a)(i)(z) or SECTION 2.6(c)(i), as applicable, on all Collections that are received by the Obligors (regardless of whether forwarded by the Lockbox Banks to Agent). This across-the-board 1 Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the financing of Borrower and shall apply irrespective of whether or not there are any outstanding monetary Obligations; the effect of such clearance or float charge being the equivalent of charging 1 Business Day of interest on such Collections. The parties further acknowledge and agree that the economic benefit of the foregoing provisions of this SECTION
2.8 shall accrue to the sole and exclusive benefit of Agent.

       2.9 DESIGNATED ACCOUNT. Agent is authorized to make the Advances, the Term Loan, and issue Letters of Credit and F/X Undertakings under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to SECTION 2.6(d). Administrative Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Administrative Borrower and made by Agent or the Lenders hereunder. Unless otherwise agreed by Agent and Administrative Borrower, any Advance, Agent Advance, or Swing Loan requested by Administrative Borrower and made by Agent, Swing Lender, or the Lenders hereunder shall be made to the Designated Account.

       2.10 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Agent shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with the Term Loan Amount and all Advances made by Agent, Swing Lender, or the Lenders to Borrower or for Borrower's account, including, accrued interest, Lender Group Expenses, and any other payment Obligations. In accordance with SECTION 2.8, the Loan Account will be credited with all payments received by Agent from

Borrower or for Borrower's account, including all amounts received in the Agent Account from any Lockbox Bank. Agent shall render statements regarding the Loan Account to Administrative Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements shall be conclusively presumed to be correct and accurate (except to the extent of any manifest error contained therein) and constitute an account stated between Borrower and the Lender Group unless, within 30 days after receipt thereof by Administrative Borrower, Administrative Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

       2.11 FEES Borrower shall pay to Agent the fees provided in the Fee Letter. In addition, Borrower shall pay to Agent the following fees, which fees shall be non-refundable when paid:

              (a) FINANCIAL EXAMINATION, VALUATION, AND APPRAISAL FEES. (i) For the sole and separate account of Agent, a separate fee of $750 per day, per examiner, plus out-of-pocket expenses for each financial analysis and examination (i.e., audits) of the Obligors performed by personnel employed by Agent; PROVIDED, HOWEVER, that, so long as no Event of Default has occurred and is continuing, Borrower shall not be obligated to pay such fees and expenses in respect of more than 4 such audits in any year; and (ii) from and after the occurrence and during the continuation of an Event of Default, for the sole and separate accounts of Agent and each Lender that exercises its rights under
SECTION 4.6, the actual charges paid or incurred by Agent or any Lender if it elects to employ the services of one or more third Persons to perform such audits of the Obligors or the Books thereof, to appraise the Collateral, or to assess the Obligors' business valuation.

       2.12   LETTERS OF CREDIT.

              (a) Subject to the terms and conditions of this Agreement, Agent agrees, on behalf of the Lenders with a Letter of Credit Sub-Commitment, to issue letters of credit for the account of Borrower (each, an "L/C") or to purchase participations, or execute indemnities or reimbursement obligations (each such undertaking, an "L/C UNDERTAKING") with respect to letters of credit issued by an issuing bank for the account of Borrower. Agent shall have no obligation to issue an L/C or L/C Undertaking if any of the following would result:

                            (i) the Letter of Credit Usage would exceed the Borrowing Base less the amount of outstanding Advances and the F/X Reserve,

                           (ii) the Letter of Credit Usage would exceed $10,000,000, or

                          (iii) the Revolver Usage would exceed the Maximum Revolver Amount less the Agency Fee Amount.

Each of Borrower and the Lender Group acknowledge and agree that certain of the letters of credit that are to be the subject of L/C Undertakings may be outstanding on the Closing Date.

Each Letter of Credit shall have an expiry date no later than 30 days prior to the Maturity Date (without regard to any potential renewal term) and all such Letters of Credit shall be in form and substance acceptable to Agent (in the exercise of its Permitted Discretion). If Agent is obligated to advance funds under a Letter of Credit, the amount so advanced immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Base Rate Advances under
SECTION 2.6. Anything herein to the contrary notwithstanding, Agent shall not issue a Letter of Credit if Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that (1) one or more of the applicable conditions precedent set forth in SECTION 3 will not be satisfied on the requested Funding Date for the applicable Letter of Credit (unless such condition has been waived in accordance herewith), or (2) the requested Letter of Credit would exceed the Availability of Borrower on such Funding Date.

              (b) Each Lender agrees to fund its Pro Rata Share of any Advance deemed made pursuant to the foregoing subsection. Each Lender with a Pro Rata Share of the Letters of Credit shall be deemed to have purchased a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit, and each Lender agrees to pay to Agent such Lender's Pro Rata Share of any payments made by Agent under such Letter of Credit. The obligation of each Lender to deliver to Agent an amount equal to its respective Pro Rata Share pursuant to the preceding two sentences shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in SECTION 3 hereof. If any Lender fails to make available to Agent the amount of such Lender's Pro Rata Share of any payments made by Agent in respect of such Letter of Credit as provided in this Section, Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Base Rate until paid in full.

              (c) Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, expenses, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit. Borrower agrees to be bound by the issuing bank's regulations and interpretations of any letter of credit that is the subject of an L/C Undertaking and opened to or for Borrower's account or by Agent's interpretations of any L/C issued by Agent to or for Borrower's account, even though this interpretation may be different from Borrower's own, and Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Borrower understands that the L/C Undertakings may require Agent to indemnify the issuing bank for certain costs or liabilities arising out of claims by Borrower against such issuing bank. Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Undertaking as a result of the Lender Group's indemnification of any such issuing bank.

              (d) Borrower hereby authorizes and directs any bank that issues a letter of credit that is the subject of an L/C Undertaking to deliver to Agent all instruments, documents, and other writings and property received by the issuing bank pursuant to such letter of credit, and to accept and rely upon Agent's instructions with respect to all matters arising in connection with such letter of credit and the related application.

              (e) Any and all charges, commissions, fees, and costs incurred by Agent or Lender Group relating to the letters of credit that are the subject of an L/C Undertaking shall be considered Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Agent.

              (f) If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by Agent, the issuing bank, or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

           (y) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letters of Credit issued hereunder, or

           (z) there shall be imposed on the issuing bank or the Lender Group any other condition regarding any L/C or L/C Undertaking issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to the Agent, issuing bank, or Lender Group of issuing, making, guaranteeing, or maintaining any L/C or L/C Undertaking or to reduce the amount receivable in respect thereof by the Agent, issuing bank, or Lender Group, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Administrative Borrower, and Borrower shall pay on demand such amounts Agent may specify to be necessary to compensate the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Advances hereunder. The determination by Agent of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto. In determining such amount, Agent may use any reasonable averaging and attribution methods.

       2.13   LIBOR OPTION.

              (a) INTEREST AND INTEREST PAYMENT DATES. In lieu of having interest charged at the rate based upon the Base Rate, Borrower shall have the option (the "LIBOR Option") to have interest on a portion of the Advances be charged at the LIBOR Rate.

Interest on LIBOR Rate Advances shall be payable on the last day of each Interest Period applicable thereto. On the last day of each applicable Interest Period, unless Borrower has properly exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Advances automatically shall convert to the rate of interest then applicable to Base Rate Advances under SECTION 2.6 hereof. At any time that an Event of Default has occurred and is continuing, Agent shall have the right to convert the interest rate on all outstanding LIBOR Rate Advances to the rate then applicable to Base Rate Advances under SECTION 2.6 hereof.

              (b)    LIBOR ELECTION.

              (i) Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Lender prior to 11:00 a.m. (California time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the "LIBOR Deadline"). Notice of Borrower's election of the LIBOR Option for a permitted portion of the Advances and an Interest Period pursuant to this Section shall be made by delivery to Lender of a LIBOR Notice received by Agent before the LIBOR Deadline, or by telephonic notice received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Lender prior to 5:00 p.m. (California time) on the same day; PROVIDED, HOWEVER, that Borrower's failure to deliver such confirming LIBOR Notice shall not affect the applicability of such rate if Borrower's election is implemented by Agent.

              (ii) Each LIBOR Notice shall be irrevocable and binding on Borrower. In connection with each LIBOR Rate Advance, Borrower shall indemnify, defend, and hold the Lender Group harmless against any loss, cost, or expense incurred by Lender as a result of any failure to fulfill, on or before the date specified in the LIBOR Notice, the applicable conditions set forth herein or the termination, prior to the end of the applicable Interest Period, of the applicability of interest at the LIBOR Rate, as provided hereunder, including any loss (including loss of anticipated profits), cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired or committed to be acquired by the Lender Group or any participants thereof to fund the requested LIBOR Rate Advances that, as a result of such failure, are not so employed on such date (such losses, costs, and expenses, collectively, "Funding Losses").

              (iii) Borrower shall have not more than 5 Interest Periods in effect at any given time. Borrower only may exercise the LIBOR Option for LIBOR Rate Advances of at least $5,000,000 and integral multiples of $1,000,000 in excess thereof.

              (c) PREPAYMENTS. Borrower may prepay LIBOR Rate Advances at any time; PROVIDED, HOWEVER, that in the event that Advances are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Agent of proceeds of Collections or for any other reason, including early termination of the term of this Agreement or acceleration of the Obligations pursuant to the terms hereof, Borrower shall indemnify, defend, and hold the Lender Group and participants thereof harmless against any and all Funding Losses that arise in connection with such prepayment.

              (d)    SPECIAL PROVISIONS APPLICABLE TO LIBOR RATE.

              (i) The LIBOR Rate may be adjusted by Agent on a prospective basis to take into account any additional or increased costs to the Lender Group of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including but not limited to changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. Agent shall give Borrower notice of such a determination and adjustment and Borrower may, by notice to Agent
       (y) require Agent to furnish to Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Advances with respect to which such adjustment is made.

              (ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of Lender, make it unlawful or impractical for Agent or the Lender Group to fund or maintain LIBOR Rate Advances or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, Agent shall give notice of such changed circumstances to the Borrower and (y) in the case of any LIBOR Rate Advances that are outstanding, the date specified in Agent's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Advances, and interest upon the LIBOR Rate Advances then outstanding shall thereafter accrue as provided in SECTION 1.3 hereof, and (z) Borrower shall not be entitled to elect the LIBOR Option until Agent determines that it would no longer be unlawful or impractical to do so.

              (iii) Agent and each Lender agree that, as promptly as practicable after the officer of Agent or such Lender responsible for administering the extension of credit to Borrower by Agent or such Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would make it unlawful or impractical for Agent or such Lender, as the case may be, to fund or maintain LIBOR Rate Advances or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, or that would entitle Agent or such Lender, as the case may be, to receive payments under SECTION 2.13(d)(i), Agent or such Lender, as the case may be, to the extent not inconsistent with the internal policies of Agent or such Lender, as the case may be, and any applicable legal or regulatory restrictions, will use reasonable efforts (y) to make or maintain
       LIBOR Rate Advances of Agent or such Lender, as the case may be, through another lending office of Agent or such Lender, as the case may be, or (z) take such other measures as Agent or such Lender, as the case may be, may deem reasonable, if (1) as a result thereof the circumstances which would make it unlawful or impractical for Agent or such Lender, as the case may be, to fund or maintain LIBOR Rate Advances or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, would cease to exist or the additional amounts which would otherwise be required to be paid to Agent or such Lender, as the case may be, pursuant to SECTION 2.13(d)(i) would be materially reduced, and (2) as determined by Agent or such Lender, as the case may be, in its sole discretion, the making or maintaining of such Advances through such other lending office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect the rights or interests of Agent or such Lender, as the case may be, with respect to the Advances or the Revolving Credit Commitment; PROVIDED, HOWEVER, that Agent or such Lender, as the case may be, will not be obligated to utilize such other lending office pursuant to this SECTION 2.13(d)(iii) unless Borrower agrees to pay all incremental expenses incurred by Agent or such Lender, as the case may be, as a result of utilizing such other lending office. A certificate as to the amount of any such expenses payable by Borrower pursuant to this SECTION 2.13(d)(iii) (setting forth in reasonable detail the basis for requesting such amount) submitted by Agent or such Lender, as the case may be, (with a copy to Agent) shall be conclusive absent manifest error.

              (e) NO REQUIREMENT OF MATCHED FUNDING. Anything to the contrary contained herein notwithstanding, none of Agent, the Lender Group, or any participant thereof is required actually to acquire eurodollar deposits to fund or otherwise match fund any Advances as to which interest accrues at the LIBOR Rate. The provisions of this Section shall apply as if Agent, the Lender Group, and the participants thereof had match funded any Advances as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Advances.

              (f) CAPITAL REQUIREMENTS. If after the date hereof any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline announced after the date hereof regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental

Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request or directive announced after the date hereof of any such entity regarding capital adequacy (whether or not having the force of law), would have the effect of reducing the return on such Lender's or such holding company's capital as a consequence of such Lender's Commitment to make Advances hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Lender to be material, then such Lender may notify Borrower and the Agent thereof. Borrower agrees to pay such Lender the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error); provided, that Borrower shall not be liable for any amounts relating to periods more than 180 days prior to the date of such statement. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

       2.14   F/X LINE.

              (a) Borrower shall execute and deliver, and Agent agrees to use reasonable best efforts to cause F/X Bank to execute and deliver, the F/X Parameters Agreement within 2 weeks following the Closing Date. From and after the execution and delivery of the F/X Parameters Agreement, and subject to the terms and conditions of this Agreement and if requested to do so by Borrower, Agent agrees, on behalf of the Lenders with an F/X Undertaking Sub-Commitment, to purchase participations, or execute indemnities or reimbursement obligations, with respect to losses or expenses incurred by F/X Bank in connection with Permitted F/X Contracts (each such undertaking, an "F/X Undertaking") in an aggregate amount not to exceed the F/X Reserve, notwithstanding any objections by Borrower as to the amount of such losses or expenses. Agent shall have no obligation to issue an F/X Undertaking if any of the following would result:

                     (i) 105% of the maximum aggregate amount of Agent's obligations under the F/X Undertakings would exceed the lesser of (y) $2,000,000, and (z) Borrowing Base less the amount of outstanding Advances and the Letter of Credit Usage, or

                    (ii) the Revolver Usage would exceed the Maximum Revolver Amount less the Agency Fee Amount.

If Agent is obligated to advance funds under an F/X Undertaking, Borrower immediately shall reimburse such amount to Agent and, in the absence of such reimbursement, the amount so advanced immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Base Rate

Advances under SECTION 2.6. If, upon the maturity date of any Permitted F/X Contract, Borrower does not have Availability in an amount sufficient to pay the full amount of Borrower's obligations to F/X Bank under such contract, Agent may, in its sole discretion, instruct F/X Bank to liquidate such Permitted F/X Contract, at Borrower's sole expense, and to apply any amounts thereunder that would have been payable to Borrower against the amounts owed to F/X Bank by Borrower. Any amounts paid by Agent to F/X Bank and any other costs or expenses incurred by the Agent in connection with any such Permitted F/X Contracts shall constitute Advances, shall be secured by all of the Collateral, and thereafter shall be payable by Borrower to Agent together with interest as provided for herein. Anything herein to the contrary notwithstanding, Agent shall not issue an F/X Undertaking if Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that (1) one or more of the applicable conditions precedent set forth in
SECTION 3 will not be satisfied on the requested Funding Date for the applicable F/X Undertaking (unless such condition has been waived in accordance herewith), or (2) the requested F/X Undertaking would exceed the Availability of Borrower on such Funding Date.

              (b) Each Lender agrees to fund its Pro Rata Share of any Advance deemed made pursuant to the foregoing subsection. Each Lender with a Pro Rata Share of the F/X Undertakings shall be deemed to have purchased a participation in each F/X Undertaking, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such F/X Undertaking, and each Lender agrees to pay to Agent such Lender's Pro Rata Share of any payments made by Agent under such F/X Undertaking. The obligation of each Lender to deliver to Agent an amount equal to its respective Pro Rata Share pursuant to the preceding two sentences shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in SECTION 3 hereof. If any Lender fails to make available to Agent the amount of such Lender's Pro Rata Share of any payments made by Agent in respect of such F/X Undertaking as provided in this Section, Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Base Rate until paid in full.

              (c) Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, including payments made by the Lender Group, expenses, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any F/X Undertaking.

              (d) Any and all charges, commissions, fees, and costs incurred by Agent or the Lender Group relating to Permitted F/X Contracts that are the subject of an F/X Undertaking shall be considered Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Agent.

              (e) Immediately upon the termination of this Agreement, Borrower agrees to either (i) provide cash collateral to be held by Agent in an amount equal to 105% of the maximum amount of the Lender Group's obligations under the F/X Undertakings, or (ii) cause to be delivered to Agent releases of all of Agent's obligations under outstanding F/X Undertakings. At Agent's discretion, any proceeds of Collateral received by Agent after the occurrence and during the continuation of an Event of Default may be held as the cash collateral required by this SECTION 2.14(E).

              (f) If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by Agent, the issuing bank, or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

       (y) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any F/X Untertaking issued hereunder, or

       (z) there shall be imposed on the issuing bank or the Lender Group any other condition regarding any F/X Undertaking issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to the Agent, F/X Bank, or Lender Group of issuing, making, guaranteeing, or maintaining any Permitted F/X Contract or F/X Undertaking or to reduce the amount receivable in respect thereof by the Agent, F/X Bank, or Lender Group, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Administrative Borrower, and Borrower shall pay on demand such amounts Agent may specify to be necessary to compensate the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Advances hereunder. The determination by Agent of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

              (g) The amount of the F/X Reserve may be reduced (but in any event to not less than the maximum amount of outstanding obligations of the Lender Group to provide F/X Undertakings) from time to time by Agent upon the receipt and written acceptance by Agent of an F/X Reserve Reduction Certificate, in the form of that attached hereto as EXHIBIT F-2, duly executed by both Administrative Borrower and F/X Bank, not less than 2 Business Days prior to the requested effective date of such reduction.

              (h) So long as no Event of Default has occurred and is continuing or would result therefrom, the amount of the F/X Reserve may be increased from time to time by Agent in its sole discretion, but in any event to an amount not greater than $2,000,000, upon the receipt and written acceptance by Foothill of an F/X Reserve Increase Certificate, in the form of that attached hereto as EXHIBIT F-3, duly executed by both
Borrower and F/X Bank, not less than 2 Business Days prior to the requested effective date of such increase.

3.     CONDITIONS; TERM OF AGREEMENT.

       3.1 CONDITIONS PRECEDENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of the Lender Group (or any member thereof) to make the initial Advance, the Term Loan, or issue the initial Letters of Credit or F/X Undertakings (or otherwise to extend any credit provided for hereunder), is subject to the fulfillment, to the reasonable satisfaction of Agent and the Lenders, of each of conditions precedent set forth below:

              (a)    the Closing Date shall occur on or before June 15, 1999;

              (b) Agent shall have received all financing statements required by Agent, duly executed by the Obligors, and Agent shall have received searches reflecting the filing of such financing statements in the jurisdictions in which the chief executive office of Helvey and each Borrower is located);

              (c) Agent shall have received each of the following documents, in form and substance satisfactory to Agent, duly executed, and each such document shall be in full force and effect:

              (i)    this Agreement;

              (ii)   the Fee Letter;

              (iii)  the Lockbox Agreements;

              (iv)   the Disbursement Letter;

              (v) the Copyright Security Agreement; together with (y) satisfactory evidence that all existing copyrights of Borrower relative to its proprietary computer software that are capable of being registered pursuant to Section 6(a) of the Copyright Security Agreement have been promptly filed for registration with the United States Copyright Office, and that all such copyrights and any proceeds thereof are specifically encumbered by the Copyright Security Agreement, or (z) a letter of advice from Borrower's intellectual property counsel, in form and substance satisfactory to Agent, that all existing copyrights of Borrower relative to its proprietary computer software are not registerable under the United States Copyright Act of 1976 (as amended);

              (vi)   the Trademark Security Agreement;

              (vii)  the Guaranty;

              (viii) the Suretyship Agreement;

              (ix) the Pledge Agreement, together with all originals of certificates or other instruments (if any) evidencing the Stock pledged pursuant to the Pledge Agreement, as well as Stock powers with respect thereto endorsed in blank;

              (x)    the Intercompany Subordination Agreement;

              (xi) the Pay-Off Letters; together with (y) UCC termination statements and other documentation evidencing the termination by each Existing Lender of its Liens in and to the properties and assets of the Obligors, and (z) (1) UCC termination statements and other documentation evidencing the termination of Liens (other than Permitted Liens) in and to the properties and assets of the Obligors, and (2) a certificate of an authorized officer of Borrower, together with supporting evidence satisfactory to Agent in its Permitted Discretion, that certain tax or judgment Liens (which Liens shall not constitute Permitted Liens) reflected in searches do not relate to Borrower or its assets;

              (xii)  the Closing Date Assignments;

              (d) Agent shall have received a certificate from the Secretary of each Obligor attesting to the resolutions of such Obligor's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Obligor is a party and authorizing specific officers of such Obligor to execute the same;

              (e) Agent shall have received copies of each Obligor's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of the applicable Obligor;

              (f) Agent shall have received a certificate of status with respect to each Obligor, dated or "brought down" (via so-called "bring down certificates") to a date on or before the Closing Date acceptable to Agent in its Permitted Discretion, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Obligor, which certificate shall indicate that such Obligor is in good standing in such jurisdiction;

              (g) Agent shall have received certificates of status with respect to each Obligor, each dated or "brought down" (via so-called "bring down certificates") to a date on or before the Closing Date acceptable to Agent in its Permitted Discretion, such certificates to be issued by the appropriate officer of the jurisdictions in which such Obligor conducts a material amount of business or has a material amount of assets, which certificates shall indicate that such Obligor is in good standing in such jurisdictions;

              (h) Agent shall have received a certificate of insurance, together with the endorsements thereto, in each case, as are required by SECTION 6.9, the form and substance of which shall be reasonably satisfactory to Agent and its counsel;

              (i) Agent shall have received (1) Consent to Assignment Agreements from such third persons as Agent may require, including with respect to the Billing Service Agreement with HBS (and acknowledged in writing by its secured creditor), the Billing Service Agreement with Billing Concepts, Inc. (dba U.S. Billing or USBI), and each other Billing Service Agreement that Borrower wishes to submit for qualification as an Approved Billing Services Agreement, and (2) a notice of collateral assignment to Qwest Communications, in form and substance satisfactory to Agent, duly executed by Agent and Helvey relative to the IRU granted by Qwest Communications to Helvey;

              (j) Agent shall have received opinions of the Obligors' counsel in form and substance satisfactory to Agent in its Permitted Discretion;

              (k) Agent shall have received a certificate from the chief financial officer of Administrative Borrower, certifying that all tax returns required to be filed by each Obligor have been timely filed and all taxes upon such Obligor or its properties, assets, income, and franchises (including real property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

              (l) Borrower shall have unrestricted cash or Excess Availability after giving effect to the initial Revolver Usage, of at least $20,000,000;

              (m) Agent and each Lender shall have completed its business, legal, and collateral due diligence, including (i) a collateral audit and review of the Obligors' Books and verification of the Obligors' representations and warranties to the Lender Group, the results of which shall be reasonably satisfactory to each Lender, and (ii) a review of all regulatory matters relative to the Obligors' business, the results of which shall be satisfactory to each Lender;

              (n) Agent shall have completed reference checks with respect to the Obligors' senior management, the results of which are satisfactory to Agent and each Lender in their sole discretion;

              (o) Agent and each Lender with a Term Loan Commitment shall have received a Liquidation Value appraisal of the Obligors' international long distance business, the results of which are satisfactory to Agent and such Lenders in their sole discretion;

              (p)    Agent shall have received Borrower's Closing Date Business
Plan;

              (q) Borrower shall pay all Lender Group Expenses, if and to the extent invoiced as of the Closing Date, incurred by Agent or any other Lender in connection with the consummation of the transactions contemplated in this Agreement and the other Loan Documents;

              (r) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent and each Lender in their Permitted Discretion.

       3.2 CONDITIONS SUBSEQUENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of the Lender Group (or any member thereof) to continue to make Advances or to issue Letters of Credit or F/X Undertakings is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by Borrower to so perform or cause to be performed constituting an Event of Default except to the extent expressly otherwise stated):

              (a) within 30 days of the Closing Date, deliver to Agent the certified copies of the policies of insurance, together with the endorsements thereto, as are required by SECTION 6.9, the form and substance of which shall be reasonably satisfactory to Agent and its counsel.

              (b) within 30 days of the Closing Date, deliver to Agent opinions of Allstar's Arizona counsel in form and substance satisfactory to Agent in its Permitted Discretion.

              (c) within 45 days of the Closing Date, deliver to Agent the absolute assignment of life insurance policy, together with proof of the acceptance thereof by the issuer thereof, in each case, as are required by
SECTION 6.9, the form and substance of which shall be reasonably satisfactory to Agent and its counsel.

              (d) within 2 weeks following Borrower's receipt thereof, and in any event not later than July 31, 1999, deliver to Agent a copy of the management letter issued by Arthur Andersen to Star in respect of Star's fiscal year 1998.

              (e) within 60 days of the Closing Date, deliver to Agent Consent to Assignment Agreements with respect to such IRUs as Agent may require in its Permitted Discretion.

       3.3 CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT. The obligation of the Lender Group (or any member thereof) to make all Advances or to issue Letters of Credit or F/X Undertakings (and to make any other extensions of credit provided for hereunder) shall be subject to the following conditions precedent:

              (a) the representations and warranties of each Obligor contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date),

              (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall any Default or Event of Default result from the making thereof,

              (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against Borrower, Agent, any Lender, or any of their Affiliates, and

              (d) after giving effect to any proposed Borrowing, the amount the Availability is greater than zero (0).

              The foregoing conditions precedent are not conditions to each Lender (i) with a Letter of Credit Sub-Commitment participating in or reimbursing Agent for such Lenders' Pro Rata Share of any drawings under the Letters of Credit as provided herein, (ii) with an F/X Undertaking Sub-Commitment participating in or reimbursing Agent for such Lenders' Pro Rata Share of any drawings under the F/X Undertakings as provided herein, or
(iii) with a Revolving Credit Commitment participating in or reimbursing Swing Lender or the Agent for such Lenders' Pro Rata Share of any Swing Loan or Agent Advance as provided herein.

       3.4 TERM. This Agreement shall become effective upon the execution and delivery hereof by Borrower and the Lender Group and shall continue in full force and effect for a term ending on the second anniversary of the Closing Date (the "MATURITY DATE"). The foregoing notwithstanding, the Lender Group shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

       3.5 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations (including all contingent reimbursement obligations of Borrower with respect to any outstanding Letters of Credit or F/X Undertakings, but excluding any Contingent Surviving Obligations) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge the Obligors of their duties, Obligations, or covenants hereunder. Continuing security interests in the Collateral, for the benefit of the Lender Group, shall remain in effect until all Obligations (other than Contingent Surviving Obligations) have been fully and finally discharged and the Lender Group's obligations to provide additional credit hereunder have been terminated.
Upon termination of this Agreement and after all Obligations (other than Contingent Surviving Obligations) have been fully and finally discharged and the Lender Group's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrower's sole expense, execute and deliver any Uniform Commercial Code termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are necessary or reasonably requested to release, as of record, the security interests, financing statements, and all other notices of security interests and liens previously filed by Agent for the benefit of the Lender Group with respect to the Obligations.

       3.6 EARLY TERMINATION BY BORROWER. Borrower has the option, at any time upon 30 days prior written notice to Agent, to terminate this Agreement by paying to Agent, for the benefit of the Lender Group, in cash, the Obligations (including either (i) providing cash collateral to be held by Agent for the benefit of the Lender Group in an amount equal to 105% of the maximum amount of the Lender Group's obligations under outstanding Letters of Credit and F/X Undertakings, or (ii) causing the original Letters of Credit and F/X Undertakings to be returned to Agent), in full, together with the Applicable Prepayment Premium. If the obligations of the Lender Group to extend credit hereunder are terminated as a result of the occurrence of an Event of Default, then, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of the Lender Group's lost profits as a result thereof, Borrower shall pay to the Agent for the ratable benefit of the Lender Group upon the effective date of such termination, an early termination premium in an amount equal to the Applicable Prepayment Premium. The Applicable Prepayment Premium shall be presumed to be the amount of damages sustained by the Lender Group as a result of the early termination hereof and each Obligor agrees that it is a reasonable estimation thereof under the circumstances existing as of the Closing Date. The Applicable Prepayment Premium provided for in this SECTION 3.6 shall be deemed included in the Obligations.

4.     CREATION OF SECURITY INTEREST.

       4.1    GRANTS OF SECURITY INTERESTS.

              (a) Each Obligor hereby grants to Agent, for the benefit of the Lender Group continuing security interests in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all of its Obligations (other than in respect of the Term Loan Amount) and in order to secure prompt performance by such Obligor of each of its covenants and duties under the Loan Documents (the "Agent's Liens"). The Agent's Liens in and to the Collateral shall attach to all Collateral without further act on the part of the Lender Group or any Obligor. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, no Obligor has authority, express or implied, to dispose of any item or portion of the Collateral. Subject to SECTION 2.4(b), the secured claims of the Lender Group with respect to the Obligations (other than in respect of the Term Loan Amount) secured by the Collateral shall be of equal priority, and ratable according to the respective Obligations (other than in respect of the Term Loan Amount) due each member of the Lender Group.

              (b) Each Obligor hereby grants to Agent, for the benefit of the Lender Group continuing security interests in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all of its Obligations in respect of the Term Loan Amount (the "Agent's Term Loan Liens"). The Agent's Term Loan Liens in and to the Collateral shall attach to all Collateral without further act on the part of the Lender Group or any Obligor. Anything contained in this Agreement or any other Loan

Document to the contrary notwithstanding, except for Permitted Dispositions, no Obligor has authority, express or implied, to dispose of any item or portion of the Collateral. Subject to SECTION 2.4(B), the secured claims of the Lender Group with respect to the Obligations in respect of the Term Loan Amount secured by the Collateral shall be of equal priority, and ratable according to the respective Obligations in respect of the Term Loan Amount due each member of the Lender Group.

              (c) The Agent's Liens shall have priority over the Agent's Term Loan Liens.

       4.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection or priority of Agent's security interests is dependent on possession, the applicable Obligor, immediately upon the request of Agent, shall endorse and deliver physical possession of such Negotiable Collateral to Agent.

       4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL. At any time after the occurrence and during the continuation of an Event of Default, Agent or Agent's designee may (a) notify customers or Account Debtors of any Obligor that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Agent for the benefit of the Lender Group or that Agent for the benefit of the Lender Group has security interests therein, or (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account. Each Obligor hereby agrees that it will hold in trust for the Lender Group, as the Lender Group's trustee, any Collections that it receives and immediately will deliver said Collections to Agent in their original form as received by such Obligor.

       4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED; NEW SUBSIDIARIES; STAR OPERATING SUB; ALLSTAR.

              (a) At any time upon the request of Agent, each Obligor shall execute and deliver to Agent, all financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, and all other documents that Agent reasonably may request, in form and substance reasonably satisfactory to Agent, to perfect and continue perfected Agent's Liens and Agent's Term Loan Liens in the Collateral (whether now owned or hereafter arising or acquired), and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. Without limiting the generality of the foregoing, the Obligors shall execute and deliver to Agent all financing statements that Agent reasonably may request and shall cause to be executed and delivered such intercreditor agreements from lessors or secured financers of the Obligors' switching Equipment, if and as required by Agent.

              (b) At any time on or after the Closing Date that any Person becomes a Subsidiary (organized under the laws of one of the states of the United States) of one or more Obligors (other than a Subsidiary to be directly or indirectly spun off as part of the European

Spin Off), the Obligors shall cause each of the following to be satisfied as promptly as possible and in any event within 5 Business Days following the date such Person becomes such a Subsidiary: (i) cause such Subsidiary to execute and deliver all appropriate joinder documents to make it a Guarantor (or, with the prior written consent of Agent and the Required Lenders, to make it a Borrower) under the Loan Documents and all appropriate UCC-1 financing statements, fixture filings, and other Loan Documents or supplements thereto or amendments thereof; (ii) cause the execution and delivery by the applicable Obligors of appropriate supplements to the Pledge Agreement, and the delivery to Agent of possession of the original certificates, respecting all of the issued and outstanding Stock of such Subsidiary, together with stock powers with respect thereto endorsed in blank; and (iii) cause the applicable Obligors and such Subsidiary to deliver to Agent an opinion of their counsel in form and substance satisfactory to Agent in its Permitted Discretion.

              (c) Without limiting the generality of SECTION 4.4(a), at such time, if ever, that Allstar becomes an additional Borrower with the written approval of the Required Lenders in their sole discretion, Borrower shall deliver to Agent all UCC termination statements and any other documents necessary to terminate all purchase, financing, and security documents relative to the Accounts of Allstar and all Liens thereunder and to vest good and marketable title in and to such Accounts in favor of Allstar, free and clear of Liens (other than Liens in favor of the Lender Group).

       4.5 POWER OF ATTORNEY. Each Obligor hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as such Obligor's true and lawful attorney, with power to (a) if the applicable Obligor refuses to, or fails timely to execute and deliver any of the documents described in SECTION 4.4, sign the name of such Obligor on any of the documents described in SECTION 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign such Obligor's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, and notices to Account Debtors, (c) send requests for verification of Accounts (and, in connection therewith, such true and lawful attorney shall use reasonable efforts not to disturb the Obligors' business relationship with the relevant Account Debtor), (d) endorse such Obligor's name on any Collection item that may come into the Lender Group's possession, (e) at any time that an Event of Default has occurred and is continuing, notify the post office authorities to change the address for delivery of such Obligor's mail to an address designated by Agent, to receive and open all mail addressed to such Obligor, and to retain all mail relating to the Collateral and forward all other mail to such Obligor,
(f) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under such Obligor's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (g) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as the Obligors' attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligations to extend credit hereunder are terminated.

       4.6    RIGHT TO INSPECT.

              (a) So long as no Event of Default has occurred and is continuing, Agent and each Lender (through any of their respective officers, employees, or agents) shall have the right, from time to time hereafter during normal business hours, to inspect the Books and to check, test, and appraise the Collateral in order to verify each Obligor's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

              (b) Agent and each Lender (through any of their respective officers, employees, or agents) shall have the right, from time to time hereafter and at any time or times during the existence of an Event of Default, to inspect the Books and to check, test, and appraise the Collateral in order to verify each Obligor's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

       4.7 CONTROL AGREEMENTS. Each Obligor agrees that it will not transfer assets out of any Securities Accounts other than as permitted under SECTION 7.22 and, if to another securities intermediary, unless each of such Obligor, Agent, and the substitute securities intermediary have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other investment property shall be modified by the Obligors without the prior written consent of Agent. Upon the occurrence and during the continuance of a Default or Event of Default, Agent may notify any securities intermediary to liquidate or transfer the applicable Securities Account or any related investment property maintained or held thereby and remit the proceeds thereof to the Agent Account.

5. REPRESENTATIONS AND WARRANTIES. In order to induce the Lender Group to enter into this Agreement, each Obligor makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete in all material respects as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

       5.1 NO ENCUMBRANCES. Each Obligor has good and indefeasible title to the Collateral, free and clear of Liens except for Permitted Liens.

       5.2 ELIGIBLE ACCOUNTS. The Eligible Accounts are bona fide existing payment obligations created by the sale and delivery of Inventory or the rendition of services to Account Debtors in the ordinary course of Borrower's business, owed to Borrower (net of reserves) without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. As to each Eligible Account, such Account is (1) subject to a valid and perfected first priority security interest in favor of Agent for the benefit of the Lender Group, and (2) is not:

              (a)    owed by an employee, Affiliate, or agent of any Obligor,

              (b) on account of a transaction wherein goods were placed on consignment or were sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or on any other terms by reason of which the payment by the Account Debtor may be conditional,

              (c) payable in a currency other than Dollars, except for Accounts owed by British Telecom (and any other Account Debtor located in Great Britain approved in writing by Agent in its Permitted Discretion) that are payable in British pounds sterling and converted at Borrower's cost into Dollars pursuant to a Permitted F/X Contract,

              (d)    an Account arising from the sale of prepaid calling cards,

              (e) an Account with respect to which the telecommunications services giving rise to such Account have not been provided to and utilized by the Account Debtor, or any services giving rise to such Account have not been performed, consumed, or utilized by the Account Debtor, or the Account does not otherwise represent a final sale,

              (f)    an Account that has not yet been billed to the Account
Debtor,

              (g) an Account with respect to which the applicable Borrower received from the Account Debtor a customer deposit, to the extent of such customer deposit,

              (h) a LEC Account (i) that is not covered by a LEC Confirmation Statement received by the applicable Borrower from the applicable LEC or an Approved Billing Agent in respect of such LEC, or (ii) that is covered by a LEC Confirmation Statement received by the applicable Borrower from the applicable LEC or an Approved Billing Agent in respect of such LEC to the extent of (without duplication) reductions of or offsets against amounts otherwise payable with respect thereto by reason of up-front LEC rejects or credits deducted from net confirmed revenues on such LEC Confirmation Statement,

              (i) an Account with respect to which any commissions are owed to any Persons, to the extent of such commissions,

              (j) an Account that has been transferred to an Obligor's legal or collection department,

              (k) an Account with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States

(exclusive, however, of Accounts with respect to which Borrower has complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 U.S.C. Section 3727), or (ii) any State of the United States (exclusive, however, of Accounts owed by any State that does not have a statutory counterpart to the Assignment of Claims Act),

              (l) an Account with respect to which the Account Debtor is a creditor of Borrower, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to the Account, to the extent of such claim, right of offset, assertion, or dispute,

              (m) an Account with respect to which, to the Obligors' knowledge, the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, or is going or has gone out of business,

              (n) an Account the collection of which Borrower reasonably believes to be doubtful by reason of the Account Debtor's financial condition, and

              (o) a right to receive progress payments or other advance billings that are due prior to the completion of performance by Borrower of the subject contract for goods or services.

       5.3    COMPLIANCE WITH LAWS, ETC.  (a)    Each Obligor is in
compliance in all material respects with all applicable laws and regulations, with which such Obligor's non-compliance reasonably could be expected to result in a Material Adverse Change, including the Communications Act, FCC Rules, the Foreign Corrupt Practices Act, and those relating to telecommunications, copyright, pollution and environmental control, and equal employment opportunity and employee safety, in all jurisdictions in which any Obligor is currently doing a material level of business.

              (b) All material Permits are in full force and effect and there are no pending or, to the Obligors' knowledge, threatened material complaints, investigations, inquiries or proceedings by or before the FCC or other Governmental Authority or any actions or events that (i) could result in the revocation, cancellation, adverse modification or non-renewal of any material Permit or the imposition of a material fine or forfeiture, or (ii) otherwise result in a Material Adverse Change.

       5.4 EQUIPMENT. All of the Equipment is used or held for use in Obligors' business, is fit for such purposes, and is personal property.

       5.5 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party and are located only at the locations identified on SCHEDULE 6.11 permitted by SECTION 6.11.

       5.6 EBITDA FOR THE 3 MONTH PERIOD ENDED APRIL 30, 1999. Star's consolidated EBITDA for the 3 month period ended April 30, 1999 was not less than $3,900,000

       5.7 LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN. The chief executive office of each Obligor is located at the address indicated in SCHEDULE 5.7 and each such Obligor's FEIN (or, if applicable, any foreign equivalent) is identified in SCHEDULE 5.7.

       5.8    DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

              (a) Each Obligor is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in each state where the failure to be so qualified reasonably could be expected to result in a Material Adverse Change.

              (b) Set forth on SCHEDULE 5.8, is a complete and accurate description of the authorized capital Stock of Star, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. All such shares have been validly issued and, as of the Closing Date, are fully paid, non-assessable shares free of contractual preemptive rights. Other than as described on SCHEDULE 5.8, (i) there are no subscriptions, options, warrants, or calls relating to any shares of Star's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument, and (ii) Star is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

              (c) Set forth on SCHEDULE 5.8, is a complete and accurate list of each Obligor's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their incorporation; (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by such Obligor. All of the issued and outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

              (d) Except as set forth on SCHEDULE 5.8, no capital Stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for Stock) of any direct or indirect Subsidiary of any Obligor is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

              (e) Each Non-Material Subsidiary (i) does not individually own any property or assets with a book value in excess of $50,000 or, together with all other Non-Material Subsidiaries, own any property or assets with a book value in excess of $100,000 in the aggregate, and (ii) does not engage in any material business activity.

              (f) SCHEDULE 5.8 identifies, by Obligor, (i) all former legal names used by such Obligor within the past

5 years, and (ii) the names of all Persons either (y) all or a substantial portion of the assets of which have been acquired by such Obligor within the past 5 years, or (z) that have been merged with and into such Obligor, with such Obligor as the surviving entity of such merger, within the past 5 years.

       5.9    DUE AUTHORIZATION; NO CONFLICT.

              (a) The execution, delivery, and performance by each Obligor of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Obligor.

              (b) The execution, delivery, and performance by each Obligor of this Agreement and the Loan Documents to which it is a party do not and will not
(i) violate any provision of federal, state, or local law or regulation applicable to such Obligor, the Governing Documents of such Obligor, or any order, judgment, or decree of any court or other Governmental Authority binding on such Obligor, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Obligor, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Obligor, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of such Obligor.

              (c) Other than the filing of financing statements, fixture filings, the Trademark Security Agreement, and the Copyright Security Agreement, the execution, delivery, and performance by each Obligor of this Agreement and the Loan Documents to which such Obligor is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or (except to the extent permitted under SECTION 3.2(b)) any other Person.

              (d) As to each Obligor, this Agreement and the other Loan Documents to which each such Obligor is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Obligor will be the legally valid and binding obligations of such Obligor, enforceable against such Obligor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

              (e) The Agent's Liens and the Agent's Term Loan Liens granted by each Obligor to Agent, for the benefit of the Lender Group, in and to its assets pursuant to this Agreement and the other Loan Documents are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

       5.10   LITIGATION.    Other than those matters disclosed on SCHEDULE
5.10, there are no actions, suits, or proceedings pending or, to the best knowledge of any Obligor, threatened against Borrower, or any of its Subsidiaries, as applicable, except for matters arising after the Closing Date that, if decided adversely to any Obligor, or any of its

Subsidiaries, as applicable, reasonably could not be expected to result in a Material Adverse Change.

       5.11 NO MATERIAL ADVERSE CHANGE. All historical financial statements relating to the Obligors that have been delivered by the Obligors to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to a year-end audit and normal year-end adjustments) and fairly present, in all material respects, the Obligors' financial condition on a consolidated basis as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to any Obligor since the date of the latest financial statements submitted to the Lender Group on or before the Closing Date.

       5.12   FRAUDULENT TRANSFER.

              (a)    Each Obligor is Solvent.

              (b) No transfer of property is being made by any Obligor and no obligation is being incurred by any Obligor in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Obligor.

       5.13 EMPLOYEE BENEFITS. None of the Obligors, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

       5.14 ENVIRONMENTAL CONDITION. None of the Obligors' properties or assets has ever been used by any Obligor or, to the best of Obligors' knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials. To the best of the Obligors' knowledge, none of Obligors' properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute. No Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by any Obligor. No Obligor has received a written summons, citation, notice, or directive from the Environmental Protection Agency or any other similar federal or state governmental agency concerning any action or omission by any Obligor resulting in the releasing or disposing of Hazardous Materials into the environment.

       5.15   BROKERAGE FEES.        No Obligor has utilized the services of any
broker or finder in connection with Borrower's obtaining financing from the Lender Group under this Agreement and no brokerage commission or finders fee is payable in connection herewith.

       5.16 YEAR 2000 COMPLIANCE. On the basis of a comprehensive inventory, review, and assessment currently being undertaken by the Obligors of the Obligors' computer applications utilized by the Obligors, and upon inquiry made of the Obligors' material vendors, the Obligors' management is of the considered view that: (a) each Obligor and all such vendors will be Year 2000 Compliant in all material respects, and the Obligors' licensed IX-Plus software-based billing and collections system shall be in full operation parallel to the Obligors' owned proprietary software-based call reconciliation and validation system, on or before July
31, 1999 and at all times thereafter; and (b) each Obligor and all such vendors will be Year 2000 Compliant on or before September 30, 1999 and at all times thereafter. The Obligors (i) have undertaken a detailed inventory, review, and assessment of all areas within its business and operations that could be materially and adversely affected by the failure of the Obligors to be Year 2000 Compliant on a timely basis, (ii) are developing a detailed plan and timeline for becoming Year 2000 Compliant in all material respects on a timely basis, and (iii) to date, is implementing that plan in accordance with that timetable in all material respects. The Obligors reasonably anticipate that the Obligors will be Year 2000 Compliant on a timely basis.

       5.17 INTELLECTUAL PROPERTY. Schedule 5.17 contains a list of all Permits, together with a description of each Permit. Each Obligor owns, or holds licenses in, all Permits, trademarks, trade names, copyrights, patents, patent rights, and licenses which are necessary in all material respects to conduct the Obligors' respective businesses and to operate the Obligors' respective properties as now conducted and operated. The consummation of the transactions contemplated by this Agreement and the Loan Documents will not alter or impair, in any material respect, any of such rights of any Obligor.

       5.18 CABLE AGREEMENTS, IRUS, LEASES, AND LICENSES. Each Obligor enjoys peaceful and undisturbed possession or right to use, as the case may be, under all Cable Agreements, IRUs, leases, and licenses that are material to the business of such Obligor and to which it is a party or under which it is operating. Except as disclosed on SCHEDULE 5.10, all of such Cable Agreements, IRUs, leases, and licenses are valid and subsisting and no material default by any Obligor exists under any of them.

       5.19 MATERIAL AGREEMENTS. SCHEDULE 5.19 identifies all material Carrier Agreements, all material leases (with respect to real and personal property) or licenses, all Cable Agreements, all IRUs, all material Billing Services Agreements, all material LEC Agreements, and all other material agreements to which an Obligor is party or by which its assets are bound. Each agreement identified on SCHEDULE 5.19 is in full force and effect and no Obligor is in material default thereunder.

       5.20   SWITCHING STANDARDS.    All telecommunications switching Equipment
of the Obligors is fully compliant with international C-7 and domestic SS-7 signaling standards.

6.     AFFIRMATIVE COVENANTS.

Each Obligor, jointly and severally, covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, each Obligor shall do all of the following:


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

       6.1 ACCOUNTING SYSTEM. Maintain a system of accounting that enables Borrower to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Agent.

       6.2 COLLATERAL REPORTING. Provide Agent with the following documents at the following times in form reasonably satisfactory to Agent:

              (a) on a weekly basis,

                     (i) a sales journal, collection journal, and credit register since the last such schedule and a calculation of the Borrowing Base as of such date,

                     (ii) a report detailing contra Accounts with respect to each of Eligible Direct Accounts and Eligible LEC Accounts,

                     (iii) notice of all returns, disputes, or claims,

                     (iv) so-called "par" (i.e., "purchase of accounts receivable") LEC Confirmation Statements, and

                     (v) copies of all reports by billing services agents delivered to the Obligors pursuant to or in connection with any Billing Services Agreement.

              (b) promptly upon receipt,

                     (i) copies of all LEC Confirmation Statements relative to LEC Accounts of CEO and PT-1 received by the Obligors since the immediately prior delivery of materials under this SECTION 6.2(B), together with any Obligor-prepared summary or report in respect of such LEC Confirmation Statements,

              (c) on a monthly basis and, in any event, by no later than the 25th day of each month during the term of this Agreement,

                     (i) a detailed calculation of the Borrowing Base,

                     (ii) a detailed aging, by total, of the Accounts, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Agent,

                     (iii) a summary aging, by vendor, of the Obligors' accounts payable and any book overdraft,

                     (iv) a calculation of Dilution for the prior month, and

                     (v) a summary aging, by administrator, lessor, grantor, or licensor, of the Obligors' obligations due and payable under all Carrier

                     Agreements, Cable Agreement, IRUs, leases, and licenses to which any one or more of the Obligors is party.

              (d) upon request of Agent,

                     (i) copies of invoices in connection with the Accounts,
              customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with the Accounts and for Inventory and Equipment acquired by Borrower, purchase orders and invoices,

                     (ii) such other reports as to the Collateral or the
              financial condition of Borrower as Agent reasonably may request from time to time.

       6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to Agent, with copies to each Lender:

              (a) as soon as available, but in any event within the Applicable Reporting Window during each of Borrower's fiscal years,

                     (i) a company prepared balance sheet, income statement, and statement of cash flow covering Borrower's operations during such period,

                     (ii) a certificate signed by its chief financial officer or chief accounting officer to the effect that:

                             (A) the financial statements delivered hereunder
                     have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to a year-end audit and normal year-end adjustments) and fairly present in all material respects the financial condition of Borrower,

                             (B) the representations and warranties of Borrower
                     contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date),

                            (C) there does not exist any condition or event that
                     constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto),

                     (iii) for each month that is the date on which a financial covenant in SECTION 7.20 is to be tested, a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in
              SECTION 7.20,

                     (iv) a company prepared report detailing all amounts
              payable pursuant to all of the agreements identified on SCHEDULE 5.19; each report shall identify (A) all amounts owing by the applicable Obligor, under each agreement, to each other signatory thereto, (B) all amounts due from each signatory other than an Obligor to an Obligor, and (C) whether any portion of the amounts payable under either clause (A) or (B) are subject to dispute.

              (b) as soon as available, but in any event within 90 days after the end of each of Borrower's fiscal years,

                     (i) financial statements of Borrower for each such fiscal
              year, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management), and

                     (ii) a certificate of such accountants addressed to Agent
              stating that such accountants do not have knowledge of the existence of any Default or Event of Default under SECTIONS 7.20 OR 7.21; PROVIDED, HOWEVER, that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of their audit examination,

              (c) if and when filed by any Obligor,

                     (i) Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,

                     (ii) any other filings made by any Obligor with the SEC,
              and

                     (iii) any other information that is provided by any Obligor to its shareholders generally or its other securitiesholders generally,

              (d) upon the request of Agent,

                     (i) any other report reasonably requested relating to the
              financial condition of any Obligor.

              The Obligors agree to deliver financial statements prepared on both a consolidated and consolidating basis. The Obligors agrees that their independent certified public accountants are authorized to communicate with Agent and to release to Agent whatever financial information concerning the Obligors that Agent reasonably may request.

       6.4 STRUCTURING TRANSACTIONS. If the issuance and sale by Star of the Permitted Subordinated Debt is not consummated within 270 days following the Closing Date or if an Event of Default has occurred and is continuing, the Obligors shall consummate promptly the Structuring Transactions (including obtaining all necessary regulatory approvals with respect thereto), Star Operating Sub immediately shall become an additional Borrower, and the Obligors shall satisfy promptly the requirements of SECTIONS 4.4(a) AND 4.4(b) in respect thereof.

       6.5 RETURN. Cause returns and allowances, if any, as between any Obligor and its Account Debtors to be on the same basis and in accordance with the usual customary practices of such Obligor, as they exist at the time of the execution and delivery of this Agreement.

       6.6 TITLE TO EQUIPMENT. Upon Agent's request, immediately deliver to Agent, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.

       6.7 MAINTENANCE OF EQUIPMENT. Maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the operating efficiency thereof shall at all times be maintained and preserved in all material respects. Other than those items of Equipment that constitute fixtures on the Closing Date, Borrower shall use reasonable best efforts to not permit any item of Equipment to become a fixture to real estate or an accession to other property, and such Equipment shall at all times remain personal property.

       6.8 TAXES. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against any Obligor or any of its property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Each Obligor will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, federal and foreign income taxes, and will, upon request, furnish Agent with proof reasonably satisfactory to Agent indicating that such Obligor has made such payments or deposits. Each Obligor shall deliver reasonably satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which (a) such Obligor conducts a material amount of business or is required to pay any such excise tax, (b) such Obligor's failure to pay any such applicable excise tax would result in a Lien on a material portion of the properties or assets of such Obligor, or (c) such Obligor's failure to pay any such applicable excise tax would constitute a Material Adverse Change.

       6.9    INSURANCE.

              (a) At the expense of the Obligors, maintain insurance respecting the Collateral wherever located and with respect to the Obligors' business, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Each Obligor also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation All such policies of insurance shall be in such amounts and with such insurance companies as shall be customary for corporations similarly situated in the telecommunications industry and are reasonably satisfactory to Agent. Borrower shall deliver copies of all such policies to Agent with 438 BFU lender's loss payable endorsements or other reasonably satisfactory lender's loss payable endorsements, naming Agent as sole loss payee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever. If any Obligor fails to provide and pay for such insurance, Agent may, at its option, but shall not be required to, procure the same and charge Borrower's Loan Account therefor.

              (b) Give Agent prompt notice of any loss in excess of $1,000,000 covered by such insurance. Agent shall have the exclusive right to adjust any losses payable under any such insurance policies in excess of $3,000,000, without any liability to any Obligor whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Agent to be applied at the option of the Required Lenders either to the prepayment of the Obligations without premium, in such order or manner as the Required Lenders may elect, or shall be disbursed to the applicable Obligor under staged payment terms reasonably satisfactory to the Required Lenders for application to the cost of repairs, replacements, or restorations.

              (c) At the expense of Borrower, maintain key man life insurance policies with respect to the following individual and in the following amounts:

                            Name:                                     Amount:

                            Mr. Christopher E. Edgecomb        $10,000,000

Borrower shall furnish to Agent for the benefit of the Lender Group an "Absolute Assignment" of such life insurance policy, shall record such "Absolute Assignment" with the issuer of the life insurance policy, and shall furnish proof of such issuer's acceptance of such assignment. All proceeds payable under such life insurance policy shall be payable to Agent for the benefit of the Lender Group to be applied on account of the Obligations.

       6.10 NO SETOFFS OR COUNTERCLAIMS. Make payments hereunder and under the other Loan Documents by or on behalf of any Obligor without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

       6.11 LOCATION OF EQUIPMENT. Keep the Equipment, including any new telecommunications switching Equipment, only at the locations identified on
SCHEDULE 6.11; provided, however, that the Obligors may amend SCHEDULE 6.11 so long as such amendment occurs by written notice to Agent not less than 30 days prior to the date on which the Equipment, including any existing or new telecommunications switching Equipment, is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, the applicable Obligor provides any financing statements or fixture filings necessary to perfect and continue perfected the Agent's Liens and the Agent's Term Loan Liens on such assets.

       6.12 COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act, the Americans With Disabilities Act, the Communications Act, the FCC Rules, and the Foreign Corrupt Practices Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

       6.13 CONSENTS TO ASSIGNMENT AGREEMENTS. Use reasonable best efforts to cause Consents to Assignment Agreements to be executed and delivered in respect of all applicable IRUs, LEC Agreements, and Billing Service Agreements; PROVIDED, HOWEVER, that, in the case of any LEC Agreement or Billing Service Agreement, all LEC Accounts billed or collected thereunder shall not otherwise qualify as an Eligible Account unless and until such Consent to Assignment Agreement has been delivered to Agent.

       6.14 CARRIER AGREEMENTS, CABLE AGREEMENTS, IRUS, LEASES, AND LICENSES. Pay when due all rents, royalties, and other amounts payable under any Carrier Agreements, Cable Agreements, IRUs, leases, or licenses to which any Obligor is a party or by which a material portion of any Obligor's properties and assets are bound, unless such payments are the subject of a Permitted Protest. To the extent that any Obligor fails timely to make payment of such rents, royalties, and other amounts payable when due under its Carrier Agreements, Cable Agreements, IRUs, leases, or licenses, Agent shall be entitled, in its discretion but without duplication of the Payables Reserve, to reserve an amount equal to such unpaid amounts against the Borrowing Base.

       6.15 BROKERAGE COMMISSIONS. Pay any and all brokerage commission or finders fees incurred in connection with or as a result of Borrower's obtaining financing from the Lender Group under this Agreement. Each Obligor agrees and acknowledges that payment of all such brokerage commissions or finders fees shall be the sole responsibility of Borrower, and Borrower agrees to indemnify, defend, and hold Agent and the Lender Group harmless from and against any claim of any broker or finder arising out of Borrower's obtaining financing from the Lender Group under this Agreement.

       6.16 YEAR 2000 COMPLIANCE. (a) Be Year 2000 Compliant in all material respects, and the Obligors' licensed IX-Plus software-based billing and collections system shall be in full operation parallel to the Obligors' owned proprietary software-based call reconciliation and validation system, on or
before July 31, 1999 and at all times thereafter; and (b) be Year 2000 Compliant on or before September 30, 1999 and at all times thereafter.

       6.17 PROJECTIONS. Not later than 60 days after the end of each fiscal year of Borrower, deliver to Agent Projections of Borrower, in form and substance (including as to scope and underlying assumptions) reasonably satisfactory to Agent, for the period through the fiscal years in which the Maturity Date occurs, year by year, and for the forthcoming fiscal year, month by month, certified by the chief financial officer of Star as being such officer's good faith best estimate of the financial performance of Borrower during the period covered thereby.

       6.18 CORPORATE EXISTENCE, ETC. At all time preserve and keep in full force and effect each Obligors' valid corporate existence and good standing and any rights and franchises material to the Obligors' businesses; PROVIDED, HOWEVER, that, upon not less than 30 days prior written notice to Agent: (a) any Guarantor may be merged with and into any other Guarantor; (b) any Guarantor may be merged with and into any Borrower, with such Borrower as the surviving entity of such merger; and (c) any Borrower (other than Star or, from and after the consummation of the Structuring Transactions (if ever), Star Operating Sub) may be merged with and into any other Borrower (other than, from and after the consummation of the Structuring Transactions (if ever), Star Operating Sub), with such other Borrower as the surviving entity of such merger.

       6.19 DISCLOSURE UPDATES. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, (i) notify Agent if any written information, exhibit, or report furnished to the Lender Group contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (ii) correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement, filing, or recordation thereof.

       6.20 MATERIAL AGREEMENTS. From time to time at the reasonable request of Agent, deliver to Agent, copies (to the extent Agent has not previously received such copies) of (a) all Carrier Agreements, (b) all material leases (whether in respect of real or personal property), (c) all agreements evidencing IRUs, (d) all material LEC Agreements, (e) all Billing Services Agreements, and
(f) all Cable Agreements, in each case certified by a Secretary of the applicable Obligor to be true, correct, and complete copies thereof.

7.     NEGATIVE COVENANTS.

Each Obligor, jointly and severally, covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, no Obligor will do any of the following:

       7.1 INDEBTEDNESS. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

              (a) Indebtedness evidenced by this Agreement or the other Loan Documents, together with Indebtedness to issuers of letters of credit that are the subject of L/C Undertakings and Indebtedness to F/X Bank under Permitted F/X Contracts;

              (b)    Indebtedness set forth on Schedule 7.1;

              (c)    Permitted Purchase Money Indebtedness;

              (d) Indebtedness owed by any Obligor to any other Obligor, if and to the extent such Indebtedness is and remains subject to the Intercompany Subordination Agreement;

              (e)    Star may incur Permitted Subordinated Debt;

              (f) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b), (c), (d), and (e) of this SECTION 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as:
(i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrower,
(ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to the Lender Group as those applicable to the refinanced Indebtedness; and

              (g) unsecured Indebtedness other than as described in items (a) through (f) above, so long as the aggregate outstanding amount of such Indebtedness does not exceed $2,000,000 at any time.

       7.2 LIENS. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under
SECTION 7.1(f) and so long as the replacement Liens only encumber those assets or property that secured the original Indebtedness).

       7.3    RESTRICTIONS ON FUNDAMENTAL CHANGES.

              (a) Enter into any merger (except as permitted under SECTION 6.18), consolidation, reorganization (other than the European Spin Off), or recapitalization, or reclassify its Stock.

              (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), except to the extent permitted under SECTION 6.18.

              (c) Convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its property or assets, other than the European Spin Off.

              (d) Cause, suffer, or permit any Non-Material Subsidiary to (i) engage in any material business activity, (ii) individually own any property or assets with a book value in excess of $50,000, or (iii) together with all other Non-Material Subsidiaries, own any property or assets with a book value in excess of $100,000 in the aggregate.

       7.4 DISPOSAL OF ASSETS. Sell, lease, assign, transfer, or otherwise dispose of any of Obligors' properties or assets, other than pursuant to Permitted Dispositions.

       7.5 CHANGE NAME. Change any Obligor's name (unless Administrative Borrower has provided 30 days prior written notification thereof to Agent and so long as, at the time of such written notification, the applicable Obligor provides any financing statements or fixture filings or amendments thereto necessary to perfect and continue perfected the Agent's Liens and Agent's Term Loan Liens), FEIN (or, if applicable, the foreign equivalent thereof), corporate structure (within the meaning of SECTION 9-402(7) of the Code), or identity, or add any new fictitious name.

       7.6 GUARANTEE. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of the Obligors or which are transmitted or turned over to Agent.

       7.7 NATURE OF BUSINESS. Make any change in the principal nature of Obligors' business, as presently conducted, other than the European Spin Off.

       7.8    PREPAYMENTS AND AMENDMENTS.

              (a)    Except in connection with a refinancing permitted by
SECTION 7.1(f), prepay, redeem, retire, defease, purchase, or otherwise acquire any Indebtedness owing to any third Person, other than the Obligations in accordance with this Agreement, and

              (b) Directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under SECTIONS 7.1(b), (c), (d), (e), or (f).

       7.9 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control.

       7.10   [INTENTIONALLY OMITTED].

       7.11 DISTRIBUTIONS. Make any distribution or declare or pay any dividends (in cash or other property, other than Stock) on, or purchase, acquire, redeem, or retire any Stock of any Obligor, of any class, whether now or hereafter outstanding; provided, however, that any

Obligor may make such distributions to any other Obligor owning any Stock of such Obligor.

       7.12 ACCOUNTING METHODS. Except as required or permitted by GAAP, modify or change its method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Obligors' accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding the Collateral or the Obligors' financial condition. Each Obligor hereby waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Agent pursuant to or in accordance with this Agreement, and agrees that Agent may contact directly any such accounting firm or service bureau in order to obtain such information.

       7.13 INVESTMENTS. Except for Permitted Investments, directly or indirectly make, acquire, or incur any liabilities (including contingent obligations) for or in connection with any Investment.

       7.14 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliates of the Obligors, except for transactions that are in the ordinary course of the applicable Obligor's business, that are upon fair and reasonable terms, that are fully disclosed to Agent (except that the Obligors need not fully disclose to Agent any such individual transaction or series of related transactions that involves less than $500,000), and that are no less favorable to such Obligor than would be obtained in an arm's length transaction with a non-Affiliate; PROVIDED, HOWEVER, that the foregoing restrictions shall not apply to any transaction solely between any Obligor and any other Obligor.

       7.15 SUSPENSION. Suspend or go out of a substantial portion of its business, except for the European Spin Off.

       7.16   [Intentionally Omitted]

       7.17 USE OF PROCEEDS. Use the proceeds of the Advances and the Term Loan for any purpose other than (a) on the Closing Date, (i) to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing to each Existing Lender, and (ii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes.

       7.18 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES. Relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Agent and so long as, at the time of such written notification, the applicable Obligor provides any financing statements or fixture filings necessary to perfect and continue perfected the Agent's Liens and Agent's Term Loan Liens.

The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Agent's prior written consent.

       7.19   [INTENTIONALLY OMITTED]

       7.20   FINANCIAL COVENANTS.  Fail to maintain:

              (a) EBITDA. EBITDA for each of the following periods of not less than the amount shown below for the period corresponding thereto in (i) Column A, if the European Spin Off was not consummated on or before the last day of such period, or (ii) Column B, if the European Spin Off was consummated on or before the last day of such period:



      PERIOD                       "COLUMN A" MINIMUM EBITDA                          "COLUMN B" MINIMUM EBITDA
      ------                       -------------------------                          -------------------------
the 3 month period
ending on or about
6/30/99                                  $  4,900,000                                        $  7,700,000
the 6 month period
ending on or about
9/30/99                                  $ 15,000,000                                        $ 22,000,000
the 9 month period
ending on or about
12/31/99                                 $ 36,000,000                                        $ 44,900,000
the 12 month period
ending on or about
3/31/00                                  $ 58,000,000                                        $ 68,500,000
the 12 month period
ending on or about
6/30/00                                  $ 86,000,000                                        $ 93,000,000
the 12 month period
ending on or about
9/30/00                                  $114,000,000                                        $113,000,000
the 12 month period
ending on or about
12/31/00                                 $114,000,000                                        $125,000,000
the 12 month period
ending on or about
3/31/01                                  $114,000,000                                        $125,000,000
the 12 month period
ending on or about
6/30/01                                  $114,000,000                                        $125,000,000


              (b) Tangible Net Worth. Tangible Net Worth for each of the following periods, measured as of the last day of such period, of not less than the amount shown below for the period corresponding thereto in (i) Column A, if the European Spin
Off was not consummated on or before the last day of such period, or (ii) Column B, if the European Spin Off was consummated on or before the last day of such period:


                                     "COLUMN A" MINIMUM                                  "COLUMN B" MINIMUM
    PERIOD                           TANGIBLE NET WORTH                                  TANGIBLE NET WORTH
    ------                           ------------------                                  ------------------
fiscal quarter
ending on or about
6/30/99                                 $ 87,397,000                                         $ 76,000,000
fiscal quarter
ending on or about
9/30/99                                 $ 79,793,000                                         $ 78,000,000
fiscal quarter
ending on or about
12/31/99                                $ 86,434,000                                         $ 85,000,000
fiscal quarter
ending on or about
3/31/00                                 $ 92,812,000                                         $ 91,000,000
fiscal quarter
ending on or about
6/30/00                                 $103,850,000                                         $103,000,000
fiscal quarter
ending on or about
9/30/00                                 $116,115,000                                         $115,000,000
fiscal quarter
ending on or about
12/31/00                                $116,115,000                                         $127,000,000
fiscal quarter
ending on or about
3/31/01                                 $116,115,000                                         $127,000,000
fiscal quarter
ending on or about
6/30/01                                 $116,115,000                                         $127,000,000


       7.21 CAPITAL EXPENDITURES. Other than solely with the proceeds of the Permitted Subordinated Debt, make capital expenditures: (a) in excess of $45,000,000 during the period commencing on the Closing Date and ending on December 31, 1999 or in excess of 40% of $45,000,000 in any one fiscal quarter during such period; and (b) in excess of $55,000,000 during any fiscal year thereafter or in excess of 40% of $55,000,000 in any one fiscal quarter during such fiscal year. For purposes of this Section, capital expenditures not identified in Star's applicable filings with the SEC as having been made with the proceeds of the Permitted Subordinated Debt shall be deemed to have been made with funds other than the proceeds of the Permitted Subordinated Debt.

       7.22 SECURITIES ACCOUNTS. The Obligors shall not establish or maintain any Securities Account unless Agent shall have received a Control Agreement, duly executed and in full force and effect, in respect of such Securities Account. The Obligors agree not to transfer assets out of any Securities Accounts; PROVIDED, HOWEVER, that, so long as no Event of Default has occurred and is continuing or would result therefrom, the Obligors may use such assets to the extent permitted by this Agreement.

       7.23   NEW MATERIAL CONTRACTS.

              (a) The Obligors shall use reasonable best efforts to not enter into any new Cable Agreements, leases, licenses, Carrier Agreements, LEC Agreements, or Billing Services Agreements, or materially amend, modify, or extend existing Cable Agreements, IRUs, leases, licenses, Carrier Agreements, LEC Agreements, or Billing Services Agreements, if the effect would be to prohibit (or continue to prohibit) Agent from having a Lien on the rights of any Obligor thereunder or to prohibit disclosure of the terms thereof to Agent.

              (b) The Obligors shall not enter into any new IRUs, unless any necessary Consent to Assignment Agreement in respect thereof is executed and delivered to Agent concurrently with the execution and delivery of such IRUs.

8.     EVENTS OF DEFAULT.

       Any one or more of the following events shall constitute an event of default (each, an "EVENT OF DEFAULT") under this Agreement:

       8.1 If any Obligor, or any of its Subsidiaries, fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations); PROVIDED, HOWEVER, that in the case of Overadvances that are caused by the charging of interest, fees, or Lender Expenses to the Loan Account, such event shall not constitute an Event of Default if, within 3 Business Days of Borrower's receipt of telephonic or other notice of such Overadvance, Borrower eliminates such Overadvance;

       8.2 (a) If any Obligor fails to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in SECTIONS 6.2 [COLLATERAL REPORTING], 6.3 [FINANCIAL STATEMENTS, REPORTS, CERTIFICATES], 6.11 [LOCATION OF EQUIPMENT], 6.12 [COMPLIANCE WITH LAWS], AND 6.14 [CARRIER AGREEMENTS, CABLE AGREEMENTS, IRUS, LEASES, AND LICENSES] hereof and such failure or neglect continues for a period of 5 days after the date on which such failure or neglect first occurs; (b) If any Obligor fails to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in SECTIONS 2 [LOANS AND TERMS OF PAYMENT], 6 [AFFIRMATIVE COVENANTS] (OTHER

THAN A SUBSECTION OF SECTION 6 THAT IS DEALT WITH ELSEWHERE IN THIS SECTION
8), 7 [NEGATIVE COVENANTS], AND 11.3 [INDEMNIFICATION] of this Agreement or any comparable provision contained in any of the other Loan Documents; or (c) If any Obligor fails to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in any Section of this Agreement (other than a Section that is expressly dealt with elsewhere in this SECTION
8) or the other Loan Documents (other than a Section of such other Loan Documents dealt with elsewhere in this Section 8) and such failure or neglect is not cured within 15 days after the date on which such failure or neglect first occurs.

       8.3    If there is a Material Adverse Change;

       8.4 (a) If any portion of (i) an Obligor's fixed assets, with a value not greater than $5,000,000 individually or in the aggregate, or (ii) an Obligor's property or assets other than fixed assets, with a value not greater than $100,000 individually or in the aggregate, is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person and the same is not discharged before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such property or asset is subject to forfeiture by such Obligor; or

              (b) If any portion of (i) an Obligor's fixed assets, with a value greater than $5,000,000 individually or in the aggregate, or (ii) an Obligor's property or assets other than fixed assets, with a value greater than $100,000 individually or in the aggregate, is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person;

       8.5    If an Insolvency Proceeding is commenced by any Obligor;

       8.6 If an Insolvency Proceeding is commenced against any Obligor and any of the following events occur: (a) such Obligor consents to the institution of the Insolvency Proceeding against it; (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Agent (including any successor agent) and each other member of the Lender Group shall be relieved of its obligation to extend credit hereunder;
(d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Obligor; or (e) an order for relief shall have been issued or entered therein;

       8.7 If any Obligor is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

       8.8 (a) If a notice of Lien, levy, or assessment is filed of record with respect to any of any Obligor's properties or assets by the United States, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of such Obligor's properties or assets and the same is not paid on the payment date thereof;

              (b) If a notice of Lien, levy, or assessment in excess of $1,000,000 in the aggregate is filed of record with respect to any of any Obligor's assets by any state, county, municipal, or other non-federal Governmental Authority, or if any taxes or debts owing at any time hereafter to any one or more of such entities in excess of $1,000,000 in the aggregate becomes a Lien upon any of any Obligor's assets and the same is not paid and the same is not released, discharged, or bonded against before the earlier of 30 days after the date it first arises or 5 days prior to the date when such asset is subject to being forfeited by such Obligor;

       8.9 If one or more judgments or other claims involving an aggregate amount of $1,000,000, or more, in excess of the amount covered by insurance, becomes a Lien or encumbrance upon any material portion of any Obligor's assets and the same is not released, discharged, bonded against, or stayed pending appeal before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such asset is subject to being forfeited by such Obligor;

       8.10 (a) If there is a default in any Carrier Agreement to which an Obligor is a party with one or more third Persons, such default involves obligations in an amount materially greater than the Carrier Default Norm or is not resolved within a period materially greater than the Carrier Default Norm, and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of such Obligor's obligations thereunder, or (iii) results in the termination of such agreement;

              (b) If there is a default in any agreement to which an Obligor is a party with one or more third Persons under which Indebtedness of such Obligor involving not less than $2,000,000 is owing to such third Person(s) and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of such Obligor's obligations thereunder, or (iii) results in the termination of such agreement;

              (c) If there is a default in any other material agreement to which an Obligor is a party with one or more third Persons under which obligations involving not less than $5,000,000 is owing to such third Person(s) and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of such Obligor's obligations thereunder, or (iii) results in the indefinite suspension of services by such third Person or the termination of such agreement;

       8.11 If any Obligor makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness; or

       8.12 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to the Lender Group by an Obligor, its Subsidiaries, or any officer, employee, agent, or director of an Obligor or any of its Subsidiaries, or if any such warranty or representation is withdrawn.

9.     THE LENDER GROUP'S RIGHTS AND REMEDIES.

       9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may, except to the extent otherwise expressly provided or required below, authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by each of the
Obligors:

              (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

              (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between an Obligor and the Lender Group;

              (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting Agent's rights and security interests, for the benefit of the Lender Group, in the Collateral and without affecting the Obligations;

              (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit Borrower's Loan Account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

              (e) Cause the Obligors to hold all returned Inventory in trust for the Lender Group, segregate all returned Inventory from all other property of the Obligors or in the Obligors' possession and conspicuously label said returned Inventory as the property of the Lender Group;

              (f) Without notice to or demand upon any Obligor or any guarantor, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral. The Obligors agree to assemble the Collateral if Agent so requires, and to make the Collateral available to Agent as Agent may designate. The

Obligors authorize Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Agent's determination appears to conflict with the Agent's Liens or the Agent's Term Loan Liens and to pay all expenses incurred in connection therewith. With respect to any of any Obligor's owned or leased premises, the applicable Obligor hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

              (g) Without notice to any Obligor (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9-505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by the Lender Group (including any amounts received in the Lockbox Accounts), or
(ii) indebtedness at any time owing to or for the credit or the account of such Obligor held by the Lender Group;

              (h) Hold, as cash collateral, any and all balances and deposits of any Obligor held by the Lender Group, and any amounts received in the Lockbox Accounts, to secure the full and final repayment of all of the Obligations;

              (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Each Obligor hereby grants to Agent a license or other right to use, without charge, such Obligor's Permits, labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and such Obligor's rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

              (j) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including the Obligors' premises) as Agent determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

              (k) Agent shall give notice of the disposition of the Collateral as follows:

              (i) Agent shall give the Obligor with rights in the applicable Collateral and each holder of a security interest in the Collateral who has filed with Agent a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made;

              (ii) The notice shall be personally delivered or mailed, postage prepaid, to the Obligor with rights in the applicable Collateral as provided in SECTION 12, at least 5 days before the date fixed for the sale, or at least 5 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than the Obligor claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Agent;

              (l) The Lender Group may credit bid and purchase at any public sale;

              (m) Require each Obligor to deliver to Agent a complete list of all Account Debtors of such Obligor, with respect to all Accounts of such Obligor, or any reasonably designated portion thereof, which the Obligors shall deliver to Agent promptly upon demand by Agent;

              (n) Agent may, at its option, require Borrower to deposit with Agent funds in an amount equal to the F/X Reserve, and, if Borrower fails to make such deposit promptly, Agent may advance such amount as an Advance (whether or not an Overadvance is created thereby). Any such deposit or the proceeds of such Advance shall be held by Agent as a reserve to fund F/X Undertaking obligations owing to F/X Bank. At such time (if ever) as all such indemnity obligations have been paid or terminated, any amounts remaining in such reserve shall be applied against any outstanding Obligations or, if all Obligations have been indefeasibly paid in full, returned to Borrower.

              (o) The Lender Group shall have all other rights and remedies available to it at law or in equity pursuant to any other Loan Documents; and

              (p) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Agent to Borrower.

       9.2 REMEDIES CUMULATIVE. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a waiver of any other Event of Default. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

10.    TAXES AND EXPENSES.

              If any Obligor fails to pay any monies (including any amounts owing under any of the agreements identified on SCHEDULE 5.19, and including any taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons (including any Switch
Financing Party), or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Agent determines that such failure by such Obligor could result in a Material Adverse Change, in its discretion and without prior notice to any Obligor, Agent for the benefit of the Lender Group may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's Loan Account as Agent deems necessary to protect the Lender Group from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in SECTION 6.9 and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses. Any such payments made by Lender Group shall not constitute an agreement by Lender Group to make similar payments in the future or a waiver by Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11.    WAIVERS; INDEMNIFICATION.

       11.1 DEMAND; PROTEST; ETC. Each Obligor hereby waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Lender Group on which any Obligor may in any way be liable.

       11.2 THE LENDER GROUP'S LIABILITY FOR COLLATERAL. So long as Lender Group complies with its obligations, if any, under Section 9-207 of the Code, Lender Group shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by the Obligors.

       11.3 INDEMNIFICATION. Borrower shall pay, indemnify, defend, and hold each Agent-Related Persons, the Lender-Related Persons with respect to each Lender, each Participant, and each of their respective officers, directors, employees, and agents (each, an "INDEMNIFIED PERSON") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES").
The Obligors shall not have any obligation to any Indemnified Person under this SECTION 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability for which any Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by such Borrower with respect thereto.

12.    NOTICES.

              Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telefacsimile to Administrative Borrower, or the Agent, as the case may be, at its address set forth below:

              If to an Obligor:    c/o STAR TELECOMMUNICATIONS, INC.
                                   223 East De La Guerra Street
                                   Santa Barbara, California 93101
                                   Attn:  Mr. Thor C. Gjerdrum
                                   Fax No. 805.966.7593

              with copies to:      RIORDAN & MCKINZIE
                                   300 South Grand Avenue, 29th Floor
                                   Los Angeles, California 90071
                                   Attn:  Timothy F. Sylvester, Esq.
                                   Fax No. 213.229.8550

              If to Agent:         FOOTHILL CAPITAL CORPORATION
                                   11111 Santa Monica Boulevard, Suite 1500
                                   Los Angeles, California  90025-3333
                                   Attn: Business Finance Division Manager
                                   Fax No. 310.478.9788

              with copies to:      BROBECK, PHLEGER & HARRISON LLP
                                   550 South Hope Street
                                   Los Angeles, California 90071
                                   Attn:  John Francis Hilson, Esq.
                                   Fax No. 213.745.3345

              The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this SECTION 12, other than notices by the Agent in connection with Sections 9-504 or 9-505 of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 days after the deposit thereof in the mail. Each Obligor acknowledges and agrees that notices sent by the Agent in connection with Sections 9-504 or 9-505 of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or other similar method set forth above.

13.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

              THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS AND TO THE EXTENT EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

              THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE THE REQUIRED LENDERS ELECT TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OBLIGOR AND THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13.

              EACH OBLIGOR, AGENT, AND EACH LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OBLIGOR, AGENT, AND EACH LENDER REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.    ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

       14.1   ASSIGNMENTS AND PARTICIPATIONS.

              (a) Any Lender may, with the written consent of Agent, assign and delegate to one or more assignees (provided that no written consent of Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Transferee) (each an "ASSIGNEE") all, or any ratable part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000 (provided that no such minimum amount shall be required in the case of an Assignee that is an Affiliate of the assigning Lender); provided, however, that, except with respect to the Closing Date Assignments, Borrower, Guarantor, and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to Administrative Borrower (for the benefit of the Obligors) and Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to Borrower and Agent an Assignment and Acceptance in the form of EXHIBIT A-1; and (iii) other than with respect to the Closing Date Assignments or an assignment by an existing Lender to any Affiliate of such Lender, the assignor Lender or Assignee has paid to Agent for Agent's sole and separate account a processing fee in the amount of $2,500. Anything contained herein to the contrary notwithstanding, the consent of Agent shall not be required (and payment of any fees shall not be required) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender.

              (b) From and after the date that Agent notifies the assignor Lender that it has received a fully executed Assignment and Acceptance and payment (if applicable) of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to SECTION 11.3 hereof) and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation among the Obligors, the assignor Lender, and the Assignee.

              (c) By executing and delivering an Assignment and Acceptance, the assignor Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows:
 (1) other than as provided in such Assignment and Acceptance, such assignor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other Loan Document furnished pursuant hereto; (2) such assignor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Obligor or the performance or observance by any Obligor of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (4) such Assignee will, independently and without reliance upon Agent, such assignor Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto; and (6) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

              (d) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance (if applicable) and receipt and acknowledgment by Agent of such fully executed Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments of the assignor Lender and Assignee arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assignor Lender pro tanto.

              (e) Any Lender may at any time, with the written consent of Agent, sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "PARTICIPANT") participating interests in the Obligations owing to such Lender, such Lender's Commitment, and the other rights and interests of that Lender (the "ORIGINATING LENDER") hereunder and under the other Loan Documents (provided that no written consent of Agent shall be required in connection with any sale of such participating interests by a Lender to an Eligible Transferee); provided, however, that (i) the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower and Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating; (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating; (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating; (D) postpone the payment of, or reduce the amount of, the interest or fees hereunder in which such Participant is participating; or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums in respect of the Obligations hereunder in which such Participant is participating; or (F) subordinate the Liens of Agent for the benefit of the Lender Group to the Liens of any other creditor of any Obligor; and (v) all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant shall only be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any direct rights as to the other Lenders, Agent, Borrower, the Collections, the Cllateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by Lenders among themselves. The provisions of this
Section 14.1(e) are solely for the benefit of Lender Group, and no Borrower shall have any rights as a third party beneficiary of any of such provisions.

              (f) In connection with any such assignment or participation or proposed assignment or participation, subject to Section 16.17(d), a Lender may disclose to a third party all documents and information which it now or hereafter may have relating to any Borrower's business.

              (g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

              (h) Agent and Foothill, in its capacity as a Lender, on the one hand, and one or more of Ableco Finance LLC and its Affiliates and the Affiliates of Foothill, as an Assignee, on the other hand, have executed and delivered the Closing Date Assignments as of the Closing Date, pursuant to which Agent, Foothill, in its capacity as a Lender, and such Assignees have agreed, among other things, to certain voting arrangements relative to matters requiring the approval of the Lender Group. The rights and duties of Agent, of Foothill as a Lender, and of any other Assignee of Foothill as a Lender, are subject to the Closing Date Assignments.

       14.2 SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties hereto; PROVIDED, HOWEVER, that no Obligor may assign this Agreement or any other Loan Document or any rights or duties hereunder or thereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void AB INITIO. No consent to assignment by Lenders shall release any Borrower from the Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to SECTION 14.1 and, except as expressly required pursuant to SECTION 14.1, no consent or approval by any Borrower is required in connection with any such assignment.

15.    AMENDMENTS; WAIVERS.

       15.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and each Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such waiver, amendment, or consent shall, unless in writing and signed by all Lenders and each Borrower, and acknowledged by Agent, do any of the following:

              (a)    increase or extend the Commitment of any Lender;

              (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

              (c) reduce the principal of, or the rate of interest specified herein on any Advance, the Term Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

              (d) change the percentage of the Commitments or the percentage of the aggregate unpaid principal amount of the Obligations, as the case may be, which is required for Lenders or any of them to take any action hereunder;

              (e) increase the advance rate with respect to Advances (except for the restoration of an advance rate after the prior reduction thereof), change the definition of Eligible Accounts, or change Section 2.1(b);

              (f) amend this Section 15.1 or any provision of this Agreement providing for consent or other action by all Lenders;

              (g)    release Collateral other than as permitted by SECTION
16.12;

              (h) increase the sublimit for credit available against Eligible Foreign Accounts (currently contained in clause (y) of SECTION 2.1(a));

              (i)    change the definition of "Required Lenders" or "Pro Rata
Share";

              (j) release a Borrower or a Guarantor from any Obligation for the payment of money;

              (k)    amend any of the provisions of SECTION 15 or SECTION
2.1(i); or

              (l) subordinate the Liens of Agent for the benefit of the Lender Group to the Liens of any other creditor of a Borrower.

and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by Agent, affect the rights or duties of Agent under this Agreement or any other Loan Document. The limitation contained in clause (e) above shall not be deemed to limit the ability of Agent to make Advances or Agent Advances (or elect to have Swing Lender make Swing Loans) in accordance with the provisions of Sections 2.3(b), (c), (d), (e), or (i). The foregoing notwithstanding any amendment, modification, waiver, consent, termination, or release of or with respect to any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of any Borrower, shall not require consent by or the agreement of Borrower.

       15.2 NO WAIVERS; CUMULATIVE REMEDIES. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement, any other Loan Document, or any present or future supplement hereto or thereto, or in any other agreement between or among Borrower and Agent or any Lender, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or the Lenders on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy which Agent or any Lender may have.

16.    AGENT; LENDER GROUP.

       16.1 APPOINTMENT AND AUTHORIZATION OF AGENT. Each Lender hereby designates and appoints Foothill as its Agent under this Agreement and the other Loan Documents. Each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this SECTION 16. The provisions of this SECTION 16 are solely for the benefit of Agent and Lenders, and, accordingly, the Obligors shall not have any rights as a third party beneficiary of any of the provisions contained herein; provided, however, that the provisions of SECTIONS 16.11, 16.12, AND 16.17(d) hereof also shall be for the benefit of Obligors. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that Foothill is merely the representatives of the Lenders, and has only the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which Agent is expressly entitled to take or assert under or pursuant to this Agreement and the other Loan Documents, including making the determinations contemplated by Section 2.1(b). Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise, and to delegate the exercise of any such powers to any subagent of Agent, the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Advances, the Term Loan Amount, the other Obligations, the Collateral, the Collections, and related matters; (b) execute and/or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim for Lenders, notices and other written agreements with respect to the Loan Documents; (c) make Advances and the Term Loan, for itself or on behalf of Lenders as provided in the Loan Documents; (d) receive, apply, and distribute the Collections as provided in the Loan Documents; (e) open and maintain such bank accounts and lock boxes as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections; (f) perform, exercise, and enforce any and all other rights and remedies of Lender Group with respect to the Obligors, the Advances, the Term Loan, the other Obligations, the Collateral, the Collections, or otherwise related to any of same as provided in the Loan Documens; and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

       16.2   DELEGATION OF DUTIES.  Except as otherwise provided in this
SECTION 16.2, Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made in compliance with this SECTION 16.2 and without gross negligence or willful misconduct.

       16.3 LIABILITY OF AGENT - RELATED PERSONS. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or, (ii) be responsible in any manner to any of Lenders for any recital, statement, representation or warranty made by any Obligor, or any Subsidiary or Affiliate of any Obligor, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement, or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of an Obligor or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Books or properties of an Obligor, or the books or records or properties of an Obligor's Subsidiaries or Affiliates.

       16.4 RELIANCE BY AGENT. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Obligors or counsel to any Lender), independent accountants, and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of Required Lenders, or all Lenders, as applicable, as is required by this Agreement and, absent such a requirement, and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of Required Lenders or all Lenders, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders.

       16.5 NOTICE OF DEFAULT OR EVENT OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of Agent or Lenders, except in the case of the Agent with respect to actual knowledge of the existence of an Overadvance, and except with respect to Defaults and Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to SECTION 16.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with SECTION 9; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from


                                      -94
taking such action, with respect to such Default or Event of Default as it shall deem advisable.

       16.6 CREDIT DECISION. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of each Obligor and its respective Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition, and creditworthiness of any Obligor and any other Person (other than Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals, and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition, and creditworthiness of any Obligor, and any other Person (other than Lender Group) party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition, or creditworthiness of any Obligor, and any other Person party to a Loan Document that may come into the possession of any of Agent-Related Persons.

       16.7 COSTS AND EXPENSES; INDEMNIFICATION. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including without limiting the generality of the foregoing, but subject to any requirements of the Loan Documents that it obtain any applicable consents or engage in any required consultation, court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not the Obligors are obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from Collections to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from Collections, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse such Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Obligors and without limiting the obligation of the Obligors to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall


                                      -95
be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence, or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender's ratable share of any costs or out-of-pocket expenses (including attorney fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of the Obligors. The undertaking in this SECTION 16.7 shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

       16.8 AGENT IN INDIVIDUAL CAPACITY. Foothill and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, lending, trust, financial advisory, underwriting or other business with any Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though Foothill were not Agent hereunder, and, in each case, without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Foothill or its Affiliates may receive information regarding an Obligor and its Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of such Obligor or such other Person and that prohibit the disclosure of such information to Lenders, and Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms "Lender" and "Lenders" include Foothill in its individual capacity. With respect to Swing Loans, Agent, in its individual capacity, shall, if it is a Lender hereunder, have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Agent, and the terms "Lender" and "Lenders" shall, in each case, include Agent in its individual capacity.

       16.9   SUCCESSOR AGENT.    Agent may resign as Agent upon 45 days
notice to the Lenders. If Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this SECTION 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no


                                      -96
successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

       16.10  LENDER IN INDIVIDUAL CAPACITY.    Any Lender and its respective
Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though such Lender were not the agent of Agent hereunder without notice to or consent of the Lenders.
 The Lenders acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrower or its Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender not shall be under any obligation to provide such information to them. With respect to the Swing Loans and Agent Advances, Swing Lender shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the sub-agent of the Agent.

       16.11  WITHHOLDING TAX.

              (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrower, to deliver to Agent and Administrative Borrower:

              (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

              (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and


                                      -97

              (iii) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees promptly to notify Agent and Administrative Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

              (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations, such Lender agrees to notify Agent and Administrative Borrower of the percentage amount in which it is no longer the beneficial owner of Obligations to such Lender. To the extent of such percentage amount, Agent and Borrower will treat such Lender's IRS Form 1001 as no longer valid.

              (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the IRC.

              (d) If any Lender is entitled to a reduction in the applicable withholding tax, Agent or Borrower, as the case may be, may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this SECTION 16.11 are not delivered to Agent, then Agent or Borrower, as the case may be, may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

              (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent or a Borrower did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent and such Borrower of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify Agent and Borrower fully for all amounts paid, directly or indirectly, by Agent or Borrower as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent or a Borrower under this SECTION 16.11, together with all costs and expenses (including attorneys fees and expenses). The obligation of Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

       16.12  COLLATERAL MATTERS.

              (a) Lenders hereby irrevocably authorize Agent to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in


                                      -98
full by or on behalf of the Obligors of all Obligations; and upon such termination and payment Agent shall deliver to Borrower, at Borrower's sole cost and expense, all UCC termination statements and any other documents necessary to terminate the Loan Documents and release the Liens with respect to the Collateral; (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies to Agent that the sale or disposition is permitted under SECTION
7.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which the Obligors do not own an interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to an Obligor under a lease that has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not release any Lien on any Collateral without the prior written authorization of (y) if the release is of all or a material portion of the Collateral, all Lenders or (z) otherwise, of the Required Lenders. Upon request by Agent or Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this SECTION 16.12; provided, however, that (i) the Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Obligors in respect of) all interests retained by the Obligors, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

              (b) Agent shall not have any obligation whatsoever to any Lender to assure that the Collateral exists or is owned by an Obligor, is cared for, protected, or insured or has been encumbered, or that the Liens of Agent (for the benefit of the Lender Group) have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the terms and conditions contained herein, the Agent may act in any manner it may deem appropriate, absent the Agent's gross negligence or willful misconduct, in its sole discretion given the Agent's own interest in the Collateral in their capacity as Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

       16.13  RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS.

              (a) Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to an Obligor or any accounts of an Obligor now or hereafter maintained with such Lender. Each of Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

              (b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender's Pro Rata Share of all such distributions by Agent, such Lender shall promptly (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in same day funds, as applicable, for the account of all of Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

       16.14 AGENCY FOR PERFECTION. Agent and each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Liens of Lender Group in assets which, in accordance with Article 9 of the Code can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

       16.15 PAYMENTS BY AGENT TO THE LENDERS. All payments to be made by Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to the instructions set forth on
SCHEDULE 16.15, or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on Advances or the Term Loan Amount or otherwise.

       16.16 CONCERNING THE COLLATERAL AND RELATED LOAN DOCUMENTS. Each member of Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the ratable benefit of Lender Group. Each member of Lender Group agrees that any action taken by Agent, Required Lenders, or all Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent, Required Lenders, or all Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of Lenders.

       16.17 FIELD AUDITS AND EXAMINATION REPORTS; CONFIDENTIALITY; DISCLAIMERS BY LENDERS; OTHER REPORTS AND INFORMATION.

              By signing this Agreement, each Lender:

              (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "REPORT" and collectively, "REPORTS") prepared by or at the request of Agent, and Agent shall so furnish each Lender with such Reports;

              (b) and Agent expressly agrees and acknowledges that neither Agent nor any other Lender (i) makes any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report;

              (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding the Obligors and will rely significantly upon the Books, as well as on representations of the Obligors' personnel;

              (d) agrees to keep all Reports and other material, non-public information regarding the Obligors and their Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner; it being understood and agreed by the Obligors that in any event such Lender may make disclosures (i) to counsel for and other advisors, accountants, and auditors to such Lender, (ii) reasonably required by any bona fide potential or actual Assignee, transferee, or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder, provided that such potential or actual Assignee, transferee or Participant agrees to comply with this SECTION 16.17(d) as if it were a Lender hereunder, (iii) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees, or participants, or (iv) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; provided, however, that, unless prohibited by applicable law, statute, regulation, or court order, such Lender shall notify Borrower for the benefit of the applicable Obligors of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof; and

              (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent or any other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may


                                      -101
make to the Obligors, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of to Borrower; and (ii) to pay and protect, and indemnify, defend, and hold any Agent, or such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including, attorney costs) incurred by Agent or such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by any Obligor to Agent, and, upon receipt of such request, Agent shall provide a copy of same to such Lender promptly upon receipt thereof; (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from the Obligors, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of the Obligors the additional reports or information specified by such Lender, and, upon receipt thereof, Agent promptly shall provide a copy of same to such Lender; and (z) any time that Agent renders to Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

       16.18 SEVERAL OBLIGATIONS; NO LIABILITY. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in
SECTION 16.7, no member of the Lender Group shall have any liability for the acts or any other member of the Lender Group. No Lender shall be responsible to any Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

17.    GENERAL PROVISIONS.

       17.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by each Obligor, the Agent, and each of the Lenders.

       17.2   SUCCESSORS AND ASSIGNS.    This Agreement shall inure to the
benefit of, and be binding upon, the parties hereto and their successors and assigns to the extent set forth in SECTION 14.

       17.3 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

       17.4 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender Group or any member thereof or any Obligor, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

       17.5 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

       17.6 AMENDMENTS IN WRITING. This Agreement can only be amended by a writing signed in accordance with SECTION 15.

       17.7 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document MUTATIS MUTANDIS.

       17.8 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by any Obligor or any guarantor of the Obligations or the transfer by either or both of such parties to the Lender Group of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "VOIDABLE TRANSFER"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of the Obligors or such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

       17.9 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

       17.10 APPOINTMENT OF SWING LENDER. Agent hereby appoints Foothill as the Swing Lender, and Foothill hereby accepts such appointment.

       17.11 STAR AS AGENT FOR BORROWER. Each Borrower hereby irrevocably appoints Star as the borrowing agent and attorney-in-fact Borrower (the "Administrative Borrower"), which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower, and authorizes the Administrative Borrower (i) to provide Agent with all notices with respect to Advances, Letters of Credit, F/X Undertakings, and the Term Loan obtained for the benefit of any Borrower and all other notices and instructions under this Agreement, and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Advances, Letters of Credit, F/X Undertakings, and the Term Loan and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement.
It is understood that the handling of the Loan Account and Collateral of Borrower in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrower in order to utilize the collective borrowing powers of Borrower in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to Borrower as a result thereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce Lender Group to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify Lender Group and hold Lender Group harmless against any and all liability, expense, loss, or claim of damage or injury, made against Lender Group by any Borrower or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Account and Collateral of Borrower as herein provided, (b) Lender Group's relying on any instructions of the Administrative Borrower, or (c) any other action taken by Lender Group hereunder or under the other Loan Documents, except that Borrower will have no liability to the relevant Agent-Related Person or Lender-Related Person under this SECTION 17.10 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Agent-Related Person or Lender-Related Person, as the case may be.


                                      -104

                            [Signature page to follow.]


                                      -105

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


                        "Obligors"    STAR TELECOMMUNICATIONS, INC.,
                                      a Delaware corporation


                                      By: /s/
                                      ------------------------------
                                      Title:


                                      CEO TELECOMMUNICATIONS, INC.,
                                      a California corporation


                                      By: /s/
                                      ------------------------------
                                      Title:

                                      CEO CALIFORNIA TELECOMMUNICATIONS, INC., a California corporation


                                      By: /s/
                                      ----------------------------------------
                                      Title:


                                      PT-1 COMMUNICATIONS, INC.,
                                      a New York corporation


                                      By: /s/
                                      ----------------------------------------
                                      Title:

                                      PT-1 LONG DISTANCE, INC.,
                                      a New York corporation


                                      By: /s/
                                      ----------------------------------------
                                      Title:

                                      HELVEY COM, INC.,
                                      a Delaware corporation


                                      By: /s/
                                      ----------------------------------------
                                      Title:


                                      LUCIUS ENTERPRISES, INC.,
                                      a California corporation


                                      By: /s/
                                      ----------------------------------------
                                      Title:


                                      AS TELECOMMUNICATIONS, INC.,
                                      an Arizona corporation


                                      By: /s/
                                      ----------------------------------------
                                      Title:


                                      PT-1 TECHNOLOGIES, INC.,
                                      a Delaware corporation


                                      By: /s/
                                      ----------------------------------------
                                      Title:


                                      PT-1 HOLDINGS I, INC.,
                                      a Delaware corporation


                                      By: /s/
                                      ----------------------------------------
                                      Title:

                                      PT-1 HOLDINGS II, INC.,
                                      a Delaware corporation


                                      By: /s/
                                      ----------------------------------------
                                      Title:


                                      NATIONWIDE DISTRIBUTORS, INC.,
                                      a Delaware corporation


                                      By: /s/
                                      ----------------------------------------
                                      Title:


                                      TECHNOLOGY LEASING, INC., a Delaware
                                      corporation


                                      By: /s/
                                      ----------------------------------------
                                      Title:


                                      PT-1 PHONECARD, L.P.,
                                      a Texas limited partnership


                                      By: /s/
                                      ----------------------------------------
                                      Title:


                                      PLATFORM SERVICES, L.P.,
                                      a Delaware limited partnership


                                      By: /s/
                                      ----------------------------------------
                                      Title:

                                      PT-1 COMMUNICATIONS PUERTO RICO, INC.,
                                      a Delaware corporation


                                      By: /s/
                                      ----------------------------------------
                                      Title:


                                      INVESTMENT SERVICES, INC.,
                                      a Delaware corporation


                                      By: /s/
                                      ----------------------------------------
                                      Title:


                 "Lender Group"       FOOTHILL CAPITAL CORPORATION,
                                      a California corporation, as Agent and as a Lender


                                      By: /s/
                                      ----------------------------------------
                                      Title:

                                                 SCHEDULE C-1
                                                 COMMITMENTS
                              [AFTER GIVING EFFECT TO CLOSING DATE ASSIGNMENTS]

     LENDER                REVOLVING CREDIT     (LETTER OF CREDIT       (F/X UNDERTAKING         TERM LOAN      TOTAL COMMITMENT
                              COMMITMENT         SUB-COMMITMENT)         SUB-COMMITMENT)        COMMITMENT
================================================================================================================================
Foothill Capital              $75,000,000         ($10,000,000)           ($2,000,000)              -0-           $75,000,000
Corporation
================================================================================================================================

Ableco Finance LLC                -0-                  -0-                     -0-              $15,000,000       $15,000,000
================================================================================================================================

Foothill Partners III             -0-                  -0-                     -0-              $10,000,000       $10,000,000
L.P.
================================================================================================================================

All Lenders                   $75,000,000         ($10,000,000)           ($2,000,000)          $25,000,000       $100,000,000
===================================================================================================================================

                                    SCHEDULE N-1
                             NON-MATERIAL SUBSIDIARIES

STAR TELECOMMUNICATIONS AUSTRALIA PTY. LTD, a corporation organized under the laws of Australia

GRUPO INDUSTRIAL ARVILLA S.A. DE C.V., a corporation organized under the laws of the Republic of Mexico

SERVICIOS SUMOSIERRA S.A. DE C.V., a corporation organized under the laws of the Republic of Mexico

GRUPO BUNDEN, S.A. DE C.V., a corporation organized under the laws of the Republic of Mexico

GRUPO PALAFOX-TOLEDO, S.A. DE C.V., a corporation organized under the laws of the Republic of Mexico

MORNINGSIDE, S.A. DE C.V., a corporation organized under the laws of the Republic of Mexico

MILHOUSE, S.A. DE C.V., a corporation organized under the laws of the Republic of Mexico

PT-1 COMMUNICATIONS CANADA, INC., a corporation organized under the laws of Canada

BAYONNE, S.A. DE C.V., a corporation organized under the laws of the Republic of Mexico

STAR JAPAN, INC., a corporation organized under the laws of Japan

ASIAN DATANET, INC., a corporation organized under the laws of Japan


                                      1